    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2006


                                                Registration No. 333-__________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (Amendment No. __)


                              LINKWELL CORPORATION
                 (Name of small business issuer in its charter)


     Florida                            2842                     65-1053546
---------------------           ---------------------          --------------
 (State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


                            No. 476 Hutai Branch Road
                                Baoshan District
                             Shanghai, China 200436
                                (86) 21-56689332
              (Address and telephone number of principal executive
          offices) (Address of principal place of business or intended principal place of business)
                            -------------------------

                                Mr. Xue Lian Bian
                             Chief Executive Officer
                              Linkwell Corporation
                            No. 476 Hutai Branch Road
                                Baoshan District
                             Shanghai, China 200436
                                (86) 21-56689332
            (Name, Address and Telephone Number of Agent For Service)
                         ------------------------------



                        Copies of all communications to:

                            James M. Schneider, Esq.
                        Schneider Weinberger & Beilly LLP
                         2200 Corporate Boulevard, N.W.
                                    Suite 210
                            Boca Raton, Florida 33431
                             Telephone: 561-362-9595
                           Facsimile No: 561-361-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                         CALCULATION OF REGISTRATION FEE

                                                                             Proposed             Proposed
   Title of each                                     Dollar                  maximum               maximum
class of securities                Amount to be    offering price            aggregate             amount of
 to be registered                  registered       per security          offering price(1)     registration fee
 --------------------             -------------    --------------        ------------------     ----------------
Common stock,
par value $0.0005
per share (2)                       20,608,450       $0.19                      $3,915,606                $419

Common stock,
par value $0.0005
per share (3)                         3,753,450      $0.10                          375,345                41

Common stock,
par value $0.0005
per share (4)                        17,991,665       $0.20                       3,598,333                386

Common stock,
par value $0.0005
per share (5)                        15,000,000       $0.30                       4,500,000                482
                                                                                                           ---


         Total Registration Fee                                                                         $1,328

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on February 6, 2006.

(2) Includes 1,855,000 shares of common stock presently outstanding, 3,753,450 shares of common stock issuable upon the conversion of 375,345 shares of outstanding Series A Convertible Preferred Common Stock and 15,000,000 shares of common stock issuable upon the conversion of 1,500,000 shares of outstanding Series B 6% Cumulative Convertible Preferred Stock.

(3) Includes shares issuable upon the exercise of common stock purchase warrants with an exercise price of $0.10 per share.

(4) Includes shares issuable upon the exercise of common stock purchase warrants with an exercise price of $0.20 per share.

(5) Includes shares issuable upon the exercise of common stock purchase warrants with an exercise price of $0.30 per share.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the Series A Convertible Preferred Stock, Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants listed above.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  Subject to Completion, dated February 8, 2006

PROSPECTUS


                              LINKWELL CORPORATION

                        57,353,565 Shares of Common Stock

         This prospectus covers the resale of a total of 57,353,565 shares being offered by selling security holders listed in the section of this prospectus entitled "Selling Security Holders." Of the shares covered by this prospectus, 1,855,000 shares are presently outstanding, 18,763,450 shares are issuable upon the conversion of shares of our Series A Convertible Preferred Stock and Series B 6% Cumulative Convertible Preferred Stock and 36,745,115 shares are issuable upon exercise of warrants with exercise prices ranging from $0.10 to $0.30 per share. We will not receive any of the proceeds from the sale of the shares being offered by the selling security holders.

         For a description of the plan of distribution of the shares, please see page 60 of this prospectus.

         Our common stock is traded on the OTC Bulletin Board under the trading symbol "LLWL." On February 5, 2006 the last sale price for our common stock was $0.19.
                           --------------------------

         Investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about risks of investing in our common stock.
                           --------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




             The date of this Prospectus is ________________ , 2006

                               PROSPECTUS SUMMARY

         Our company, which is located in Shanghai, China, specializes in the development, production, sale, and distribution of disinfectant health care products. We manufacture and sell disinfectant products in tablet, liquid, powder and aerosol form as well as disinfectant instruments, devices, and materials such as the air disinfection machine, hot press bag, and disinfection swabs. Our products are utilized by the medical industry in China.

         Our principal executive offices are located at No. 476 Hutai Branch Road, Baoshan District, Shanghai, China, and our telephone number is
(86)21-566893332. Our fiscal year end is December 31.

         When used in this prospectus, the terms "Linkwell" "we," and "us" refers to Linkwell Corporation, a Florida corporation, our wholly-owned subsidiary Linkwell Tech Group, Inc., a Florida corporation ("Linkwell Tech") and Linkwell Tech's 90% owned subsidiary Shanghai Likang Disinfectant High-Tech Company, Limited ("Likang"). The information which appears on our web site at www.linkwell.us is not part of this prospectus.

         All per share information contained in this prospectus gives effect to a one for 10 (1:10) reverse stock split effective March 24, 2005.

The Offering

         This prospectus covers the resale of a total of 57,353,565 shares of our common stock by the selling security holders. Of the shares covered by this prospectus, 1,855,000 shares are presently outstanding, 3,753,450 shares are issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 15,000,000 Series B 6% Cumulative Convertible Preferred Stock and 36,745,115 shares are issuable upon exercise of warrants with exercise prices ranging from $0.10 to $0.30 per share. The selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock

    Outstanding Prior to this Offering:         45,304,139 shares at December
                                                31, 2005

    Outstanding After this Offering:            101,192,454 shares, including an
                                                aggregate of 55,888,315 shares
                                                which are reserved for possible
                                                issuance upon the conversion of
                                                outstanding Series A Convertible
                                                Preferred Stock, the conversion
                                                of outstanding Series B
                                                Convertible Preferred Stock,
                                                exercise of outstanding common
                                                stock purchase warrants or
                                                exercise of options granted
                                                under our stock option plans.

    Common Stock Reserved:                      55,888,315 shares, including:

                o 3,753,450 shares issuable upon the conversion of our Series A Convertible Preferred Stock, the resale of which is covered by this prospectus,

                o 15,000,000 shares issuable upon the conversion of our Series B 6% Cumulative Convertible Preferred Stock, the resale of which is covered by this prospectus, and

                o 37,134,865 shares upon the exercise of outstanding warrants with exercise prices ranging from $0.10 to $2.50 per share, the resale of 36,745,115 shares of which is covered by this prospectus.


Risk Factors              The securities offered hereby involve a high degree of
                          risk and immediate substantial dilution. See "Risk
                          Factors" and "Dilution."

OTC Bulletin Board
Symbol                    LWLL


                      Selected Consolidated Financial Data

          The following summary financial information has been derived from the financial statements that are included elsewhere in this prospectus. In June 2004 Linkwell Tech acquired 90% of Likang through a stock exchange which was accounted for as a reverse acquisition under the purchase method for business combinations. The combination was recorded as a recapitalization of Likang and Linkwell Tech was treated as the continuing entity for accounting purposes. In May 2005, we acquired Linkwell Tech through a stock exchange. For financial accounting purposes, the share exchange between our company and Linkwell Tech was treated as a recapitalization of our company with the former shareholders of our company retaining approximately 12.5% of the outstanding stock. Our consolidated financials statements included elsewhere in this prospectus for the periods after the date of the stock exchange between our company and Linkwell Tech reflect the change in the capital structure of our company due to the recapitalization. The consolidated financial statements for the nine months ended September 30, 2005 reflect the operations of our company including Linkwell Tech and Likang for the periods presented while the results of operations for the nine months ended September 30, 2004 are those of Likang. The historical operating results for the fiscal years ended December 31, 2004 and 2003 are also those of Likang as a result of these transactions.

Statement of Operations Data:

                                                        Nine months ended                  Year ended
                                                           September 30,                   December 31,
                                                       ------------------                 --------------
                                                       2005         2004                2004         2003
                                                           (unaudited)
Net revenues                                     $   3,826,067    $3,300,022        $ 4,422,522    $3,680,679

Total Operating Expense                                861,148       566,583            684,680       431,507

Operating income                                       411,273       467,047            688,078       292,366

Total other income (expense)                           (33,062)      (20,798)           (19,782)      (23,620)

Income before minority interest                        295,495       373,128            558,564       238,943

Net income                                       $     257,848    $  335,815         $  502,708     $ 215,049

Beneficial conversion feature preferred stock         (300,276)            0                  0             0

Net income (loss) available to shareholders      $     (42,428)   $  335,815         $  502,708     $ 215,049

Basic and diluted (loss)  per common share       $        0.00    $     0.01         $      .02     $     .01



Balance Sheet Data:

                                                  September 30, 2005             December 31, 2004
                                                 ------------------             -----------------
                                                      (unaudited)
Working capital                                      $ 1,162,173                      $    849,304
Cash                                                 $   257,590                      $    467,859
Total current assets                                 $ 3,612,795                      $  2,847,870
Total assets                                         $ 3,951,301                      $  3,102,151
Total current liabilities                            $ 2,450,622                      $  1,998,566
Total liabilities                                    $ 2,676,472                      $  2,421,271
Total shareholders' equity                           $ 1,080,816                      $    528,316


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to increase our revenues, develop our brands, implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control.

         You should consider the areas of risk described in connection with any forward-looking statements that may be made in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors". Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

                                  RISK FACTORS

         Before you invest in our securities, you should be aware that there are various risks. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Risks Related to our Company

We will need additional financing which we may not be able to obtain on acceptable terms. If we cannot raise additional capital as needed, our ability to execute our growth strategy and fund our ongoing operations will be in jeopardy.

         Historically, our operations have been financed primarily through the issuance of equity. Capital is typically needed not only to fund our ongoing operations and to pay our existing obligations, but capital is also necessary if we wish to acquire additional assets or companies and for the effective integration, operation and expansion of these businesses. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. At September 30, 2005, we had a working capital surplus of $1,162,173. Subsequent to September 30, 2005 we raised an additional $1,420,000 in working capital. However, it is likely we will need to raise additional capital to fund our ongoing operations, pay our existing obligations and for future growth of our company. We cannot assure you that additional working capital is available to us in the future upon terms acceptable to us. If we do not raise funds as needed, our ability to provide for current working capital needs, make additional acquisitions, grow our company, and continue our existing business and operations is in jeopardy. In this event, you could lose all of your investment in our company.

We will need to raise additional capital to expand our operations in future periods. If we cannot raise sufficient capital, our ability to implement our business strategies and continue to expand will be at risk.

         We want to build an additional manufacturing line and upgrade our manufacturing facilities and technologies, in order to expand our disinfection products. Based upon our preliminary estimates this will require capital and other expenditures of approximately USD $1 million. We do not presently have sufficient working capital to fund the additional line and upgrade our manufacturing facilities and technologies, and we will need to raise additional working capital to complete this project. We do not presently have any external sources of capital and will in all likelihood raise the capital in a debt or equity offering. If we raise the necessary capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. There can be no assurance that acceptable financing to fund this project can be obtained on suitable terms, if at all. Our ability to continue to implement our growth strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues in the future.

The management of our company is located in the PRC and we are materially dependent upon advisory services of a U.S. company.

         None of the current members of our management have any experience in U.S. public companies and these individuals are not fluent in English. We have engaged China Direct Investments, Inc. to provide us with various advisory and consulting services, including U.S. business methods and compliance with SEC disclosure requirements. We selected China Direct Investments, Inc. to provide these services to us in part because its staff includes Chinese-speaking individuals with experience in the operation and regulatory framework applicable to U.S. public companies. Until such time as we are able to expand our board of directors to include English-speaking individuals who have experience with the operation and regulatory framework applicable to U.S. public companies, we are materially dependent upon our relationship with China Direct Investments, Inc. Our contract with this company expires in August 2006, subject to a 12 month renewal upon the mutual consent of the parties. If for any reason China Direct Investments, Inc. should fail to provide the contracted services at the anticipated levels or fails to extend its services and we have not added members to our board of directors with the requisite experience, the abilities of our board of directors to do business as a U.S. public company could be materially and adversely affected. In such instances, we may be unable to prepare and file reports as required by the Securities Exchange Act of 1934 on a timely basis which could lead to our common stock being removed from the OTCBB.

Certain agreements to which we are a party and which are material to our operations lack various legal protections which are customarily contained in similar contracts prepared in the United States.

         We are a Chinese company and all of our business and operations are conducted in China. We are a party to certain material contracts, including an agreement for the lease for our principal offices and manufacturing facility. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because our material contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that contracts we enter into in the future will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, we cannot assure you that future events will not occur which could have been avoided if the contracts were prepared in conformity with U.S. standards, or what the impact, if any, of this hypothetical future events could have on our company.

Each of our product groups operate in highly competitive businesses.

         Each of our product groups is subject to competition from other manufacturers of similar products. There are approximately 1,000 manufacturers of similar disinfectant products in China, but only approximately 30 manufacturers, including our company, operate on a continuous basis with the remainder of the companies periodically entering the market in times of increased demand. While we believe we are one of the leading manufacturers of disinfectant products in the PRC, from time to time there is a sporadic oversupply of these products which can adversely impact our market share and competitive position in this product group. As a result, we cannot assure you that we will be able to effectively compete in our product segments.

Because of the specialized, technical nature of the business, we are highly dependent on certain members of management, as well as our marketing, engineering and technical staff.

         The loss of the services of our current management and skill employees could have a material and negative effect on our ability to effectively pursue our business strategy. In addition to manufacturing high volumes of our products and developing new products, we must attract, recruit and retain a sizeable workforce of technically competent employees, including additional skilled and experienced managerial, marketing, engineering and technical personnel. If we are unable to do so, our ability to effectively pursue our business strategy could be materially and negatively affected.

We cannot control the cost of our raw materials, which may adversely impact our profit margin and financial position.

         Our principal raw materials are alcohol, trichloroisocyanuric acid, iodine, potassium iodide, chlorhexidine acetate, glutaraldehyde, triclosan and sodium dichloroisocyanurate. The prices for these raw materials are subject to market forces largely beyond our control, including availability and competition in the market place. The prices for these raw materials have varied significantly in the past and may vary significantly in the future. We may not be able to adjust our product prices, especially in the short term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material costs to our customers.

If we experience customer concentration, we may be exposed to all of the risks faced by our remaining material customers.

         For the fiscal year ended December 31, 2004 revenues from one customer represented approximately 37% of our total net revenues and for the nine months ended September 30, 2005 revenues from one customer represented approximately 40% of our net revenues. Unless we maintain multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on a limited number of customers. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, to the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

We depend on factories to manufacture our products, which may be insufficiently insured against damage or loss.

         We have no direct business operation, other than our ownership of our subsidiaries located in China, and our results of operations and financial condition are currently solely dependent on our subsidiaries' factories in China. We do not currently maintain insurance to protect against damage and loss to our facilities and other leasehold improvements. Therefore, any material damage to, or the loss of, any of our facilities due to fire, severe weather, flooding or other cause, would not be shared with an insurance company, and if large enough, would have a material and negative effect on our financial condition. If the damage was significant, we could be forced to stop operations until such time as the faculties could be repaired.

Our operations are subject to government regulation. If we fail to comply with the applicable regulations, our ability to operate in future periods could be in jeopardy.

         We are subject to various state and local environmental laws related to our business. We are subject to local food, drug, environmental laws related to certification of manufacturing and distributing of any disinfectant. We are also licensed by the Shanghai City Government to manufacture and distribute disinfectants. While we are in substantial compliance with all provisions of those registrations, inspections and licenses and have no reason to believe that they will not be renewed as required by the applicable rules of the Central Government and the Shandong Province, any non-renewal of these authorities could result in the cessation of our business activities.

We may not have sufficient protection of certain of our intellectual property.

         We utilize certain technologies in the purification of raw material which are used in our products which are proprietary in nature. To protect our proprietary rights, we rely generally on confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, utilize our propriety technologies without our consent. The unauthorized use of this proprietary information by third parties could adversely affect our business and operations as well as any competitive advantage we may have in our market segment. We can give no assurance that our agreements with employees, consultants and others who participate in the production of our products will not be breached, or that we will have adequate remedies for any breach, or that our proprietary technologies will not otherwise become known or independently developed by competitors.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have reduced protections against interested director transactions, conflicts of interest and other matters.

         We are not subject to any law, rule or regulation requiring that we adopt any of the corporate governance measures that are required by the rules of national securities exchanges or The Nasdaq Stock Market such as independent directors and audit committees. It is possible that if we were to adopt some or all of the corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions

Risks Related to Doing Business in China

Our operations are located in the PRC and may be adversely affected by changes in the political and economic policies of the Chinese government.

         Our business operations may be adversely affected by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

         Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn have material and negative impact on the market price of our stock. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development ("OECD"). These differences include:

         o        economic structure;
         o        level of government involvement in the economy;
         o        level of development;
         o        level of capital reinvestment;
         o        control of foreign exchange;
         o        methods of allocating resources; and
         o        balance of payments position.

         As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

         The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit economic activity in China.

         In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past 10 years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby adversely affect the market for our products.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

         A renewed outbreak of SARS or another widespread public health problem in China, where all of our revenue is derived, and in Shanghai, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

         o quarantines or closures of some of our offices which would severely disrupt our operations,
         o        the sickness or death of our key officers and employees, and
         o        a general slowdown in the Chinese economy.

         Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

         Because all of our revenues are in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China.

         The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected.

It may be difficult for shareholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our shareholders.

         All of our assets are located outside the United States and all of our current operations are conducted in China. Moreover, all of our directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for our shareholders to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Related to this Offering

If the selling security holders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

         It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

         In addition, our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors, of which no shares are currently outstanding. Our Board of Directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Our stock price will fluctuate and could subject our company to litigation.

         The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond its control. These factors include:

         o        quarterly variations in operating results;
         o        changes in accounting treatments or principles;
         o        additions or departures of key personnel;

         o stock market price and volume fluctuations of publicly-traded companies in general and Chinese-based companies in particular; and
         o        general political, economic and market conditions.

Because our stock currently trades below $5.00 per share, and is quoted on the OTC Bulletin Board, our stock is considered a "penny stock" which can adversely affect its liquidity.

         As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

This prospectus permits selling security holders to resell their shares. If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.

         This prospectus includes 57,353,565 shares being offered by existing shareholders, including 1,855,000 shares of common stock which are presently outstanding, 18,753,450 shares which are issuable upon the conversion of our Series A Convertible Preferred Stock and Series B 6% Cumulative Convertible Preferred Stock and 36,745,115 shares issuable upon the exercise of outstanding common stock purchase warrants exercisable at prices ranging from $0.10 to $0.30 per share. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Because our stock is not listed on an exchange or quoted on Nasdaq, we are not required to adopt these corporate governance standards. While our board of directors has adopted a Code of Ethics, our Board has not established Audit and Compensation Committees and we have not adopted all of the corporate governance measures which we might otherwise have been required to adopt if our securities were listed on a national securities exchange or Nasdaq. It is possible that if we were to adopt all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTCBB. On March 24, 2005 our symbol was changed from KSHR to LWLL in connection with a 1:10 reverse split of our common stock effective on that date. The reported high and low bid prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.



                                                       High             Low
Fiscal 2004

First quarter ended March 31, 2004                    $ 0.085         $ 0.02
Second quarter ended June 30, 2004                    $ 0.06          $ 0.01
Third quarter ended September 30, 2004                $ 0.02          $ 0.003
Fourth quarter ended December 31, 2004                $ 0.02          $ 0.002

Fiscal 2005

First quarter ended March 31, 2005                    $ 0.20          $0.01
Second quarter ended June 30, 2005                    $ 0.40          $0.11
Third quarter ended September 30, 2005                $ 0.32          $0.04
Fourth quarter ended December 31, 2005                $ 0.74          $0.148

         On February 6, 2006, the last sale price of our common stock as reported on the OTCBB was $0.19. As of December 31, 2005, there were approximately 160 record owners of our common stock.

Dividend Policy

         We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. At the present time, our anticipated financial capital requirements are such that we intend to follow a policy of retaining earnings in order to finance the development of our business.

         While we have no current intention of paying dividends on our common stock, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Securities Authorized for Issuance under Equity Compensation Plans

         The following table sets forth securities authorized for issuance under our 2001 Equity Compensation Plan and any compensation plan not approved by our shareholders as of December 31, 2004. We adopted our 2005 Equity Compensation Plan after the end of fiscal 2004.


                                            Number of                  Weighted         Number of
                                            securities to be           average          securities remaining
                                            issued upon                exercise         available for future
                                            exercise of                price of         issuance under equity
                                            of outstanding             outstanding      compensation plans
                                            options, warrants          options,         (excluding securities
                                            and rights (a)             warrants         reflected in column (a))
                                                                       and rights (b)
Plan category

2000 Equity Compensation Plan                        188,000                    $0.843           290,000

Equity compensation plans
not approved by shareholders                         115,745                    $8.90            0

Non-Qualified Stock Option Plan                      0                          n/a              0


                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2005. This table gives no effect to the possible exercise of outstanding options or common stock purchase warrants or the application of the proceeds therefrom. The table, which gives no effect to the issuance of 1,500,000 shares of our Series B 6% Cumulative Convertible Preferred Stock which were sold in December 2005, should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                           September 30, 2005
                                                               (unaudited)

Long-term liabilities                                        $    225,850

Shareholders' equity:

Preferred stock, no par value,
 10,000,000 shares authorized,
Series A Convertible Preferred Stock,                             500,000
shares authorized, 375,345 shares issued and outstanding

                                                              234,240
Common stock, $0.0005 par value,
  150,000,000 shares authorized,
  45,304,139 shares issued and outstanding                         22,652
Additional paid-in capital                                      1,072,062
Retained earnings                                               ( 117,977)
Deferred compensation                                           ( 146,667)
Other comprehensive gain - foreign currency                        16,506
                                                              -----------

     Total shareholders' equity                               $1,080,816

Total capitalization                                          $1,306,666

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised. Pending utilization of any proceeds from the exercise of warrants, the proceeds will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

Overview

         In May 2005, we closed a share exchange agreement with all of the shareholders of Linkwell Tech under which we acquired 100% of the issued and outstanding shares of Linkwell Tech's common stock in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell Tech became our wholly owned subsidiary. In June, 2004, prior to our share exchange with Linkwell Tech, Linkwell Tech acquired 90% of Likang through a stock exchange with Shanghai Likang Pharmaceuticals Technology Company, Limited, the then 90% shareholder of Likang. Shanghai Shanhai Group, an unaffiliated third party, owns the remaining 10% of Likang. For financial accounting purposes, the transaction in which we acquired Linkwell Tech was treated as a recapitalization of our company with the former shareholders of the company retaining approximately 12.5% of the outstanding stock. We regard Likang's business of disinfectant products for the commercial medical industry as the primary segment of our business. Our consolidated financials statements included elsewhere in this prospectus for the periods after the date of the stock exchange between our company and Linkwell Tech reflect the change in the capital structure of our company due to the recapitalization. The consolidated financial statements for the nine months ended September 30, 2005 reflect the operations of our company including Linkwell Tech and Likang for the periods presented while the results of operations for the nine months ended September 30, 2004 are those of Likang. The historical operating results for the fiscal years ended December 31, 2004 and 2003 are also those of Likang as a result of these transactions.

         Since 1988 we have developed, manufactured and distributed disinfectant health care products primarily to the medical industry in China. In the last few years China has witnessed a variety of public health crises, such as the outbreak of SARS, which demonstrated the need for increased health standards in China. In response, beginning in 2002 the Chinese government has undertaken various initiatives to improve public health and living standards, including continuing efforts to educate the public about the need for proper sanitation procedures and the establishment of production standards for the disinfectant industry in China. As a result of this heightened license and permit system, all disinfectant manufacturers must comply with "qualified disinfection product manufacturing enterprise requirements" established by the Ministry of Public Health. The requirements include standards for both hardware; including facilities and machinery, and software; including the technology to monitor the facilities, as well as the knowledge and capability of both the production staff and quality control procedures. Following the adoption of the industry standards in 2002, we have been granted 26 hygiene licenses by the Ministry of Public Health.

         We believe that the government standards adopted in July 2002 have increased the barriers to entry for competitors in the disinfectant industry in China. The implementation of these improved production standards and license requirements has effectively decreased the competitiveness of small to mid size manufacturers since the new standards are especially difficult for companies with limited product offerings and inferior technical content. In addition, prior to the adoption of industry standards, disinfectant products were generally marketed and sold based on price as opposed to quality. We believe that as a result of the adoption of industry standards, the marketplace is evolving to a more stringent focus on product quality which we believe will enable us to increase our base of commercial customers thereby increasing our revenues.

         Historically our focus has been on the commercial distribution of our products. Our customers include hospitals, medical suppliers and distribution companies throughout China. Recently we have made efforts to expand our distribution reach to the retail market. We have repackaged certain of our commercial disinfectant products for sale to the consumer market and have begun to expand our customer base to include hotels, schools, supermarkets, and drugstores. By virtue of the Chinese government's continuing focus on educating the Chinese population about the benefits of proper sanitation procedures, we believe that another key to increasing our revenues is the continued expansion of the retail distribution of our products.

         The disinfectant industry in China is an emerging industry and the industry is populated with small, regional companies. We estimate that there are in excess of 1,000 manufacturers and distributors of disinfectant products in China; however, most domestic competitors offer a limited line of products and there are few domestic companies with a nationwide presence. We believe that our national marketing and sales presence throughout all 22 provinces, as well as four autonomous regions, and four municipalities of China gives us a competitive advantage over many other disinfectant companies in China and will enable us to leverage the brand awareness for products with commercial customers to the retail marketplace.

         Our present manufacturing facilities and production capacities are sufficient for the foreseeable future, and we believe that we otherwise have the assets and capital available to us necessary to enable us to increase our revenues in future periods as the overall market for disinfectant products in China continues to increase. During the balance of fiscal 2006 we will continue to focus our efforts on developing a retail market for our products, as well as expanding our traditional base of commercial customers.

Sale of Aerisys Incorporated

         Prior to the transaction with Linkwell, our wholly-owned subsidiary, Aerisys Incorporated, had represented our sole operations. Aerisys marketed and sold the Aerisys Intelligent Community (TM), a web-based software program and private, browser-based intranet product that allows schools to collaborate with parents and faculty each day on classroom homework, assignments, critical dates, team priorities and school news in a private forum, primarily to K through 12 private schools. Revenues from Aerisys Incorporated represented slightly less than 1% of our total net revenues for the nine months ended September 30, 2005, and we were not able to improve sales or business opportunities for Aerisys since May 2005. In February 2006 we sold 100% of the stock of Aerisys Incorporated to Mr. Gary Verdier, our former CEO, in exchange for assumption of all liabilities and obligation of Aerisys Incorporated.

Results of Operations

Nine months ended September 30, 2005 as compared to nine months ended September 30, 2004

         The following table provides an overview of the our certain key factors of our result of operations for the nine months ended September 30, 2005 as compared to the nine months ended September 30, 2004:

                                          Nine Months Ended
                                             September 30,
                                             -------------                $             %
                                         2005            2004           Change        Change
                                         ----           ----          ---------      ------
                                                    (unaudited)


Net revenues                        $  3,826,067      $ 3,300,222      $ 525,045       +15.9%
Cost of sales                          2,553,646        2,266,392      $ 287,254       +12.7%
Selling expenses                         191,144          165,442      $  25,702       +15.5%
G&A expenses                             670,004          401,141      $ 268,863       +67.0%
Total operating expenses                 861,148          566,583      $ 294,565       +52.0%
Operating income                         411,273          467,047      $ (55,774)      -11.9%
Total other (expense)                   ( 33,062)        ( 20,798)     $  12,264       +59.0%
Net income                          $    257,848      $   335,815      $ (77,967)      -23.2%


Other key indicators:

                                                 Fiscal 2005       Fiscal 2004     % of change
                                                 -----------       -----------     -----------
Cost of sales as a percentage of revenues          66.7%            68.7%               -2.0%
Gross profit margin                                33.3%            31.3%               +2.0%
Selling expenses as a percentage of revenues        5.0%             5.0%               none
G&A expenses as a percentage of revenues           17.5%            12.2%               +5.3%
Total operating expenses as a
percentage of revenues                             22.5%            17.2%               +5.3%
Net income as a percentage of revenues              6.7%            10.2%               -3.5%




         Net revenues for nine months ended September 30, 2005 were $3,826,067 as compared to net revenues of $3,300,022 for nine months ended September 30, 2004, an increase of $526,045 or approximately 16%. For the period from May 2, 2005 (acquisition date) to September 30, 2005, we included in our revenues $22,871 generated from our subsidiary, Aerisys, Incorporated. For the nine months ended September 30, 2005 and 2004, revenues from our Likang subsidiary, located in China, amounted to $3,803,196 and $3,300,022, respectively. Our increase in revenue was attributable to a recent surge in demand for disinfectant products. Recent health scares such as SARS and the avian flu have increased the public awareness of health standards in China. In response the Chinese government has implemented a series of initiatives to establish minimum health standards. As a result, public demand for disinfectant products has increased. We cannot be assured that demand will continue to increase. Additionally Linkwell introduced new products such as Jifro 4% Chlorhexidine Gluconate, Dianerkang, 2% glutaraldehyde disinfectant, and the revised 84' disinfectant. Initially, these products have been received favorably by the public. There is no assurance that these products will continue to witness increased public demand.

         For the nine months ended September 30, 2005, cost of sales amounted to $2,553,646 or approximately 67% of net revenues as compared to cost of sales of $2,266,392 or approximately 69% of net revenues for the nine months ended September 30, 2004, a small percentage decrease in cost of sales. We experienced an increase in overhead costs such as utilities and rent during the nine months ended September 30, 2005 as compared to the nine months ended September 30, 2004. However, the increase in these expenses was offset by an increase in net revenues in the current period.

         Gross profit for the nine months ended September 30, 2005 was $1,272,421 or approximately 33% of net revenues, as compared to $1,033,630 or approximately 31% of revenues for the nine months ended September 30, 2004.

         Operating expenses for nine months ended September 30, 2005 were $861,148, an increase of $294,565, or approximately 52%, from operating expenses in nine months ended September 30, 2004 of $566,583. This change from the nine months ended September 30, 2004 to the nine months ended September 30, 2005 included the following:

   o For the nine months ended September 30, 2005, selling expenses amounted to $191,144 as compared to $165,442 for the nine months ended September 30, 2004, an increase of $25,702 or approximately 16%. This increase is attributable to increased local tax costs and commissions associated with our increased revenues. Additionally, in 2005, we incurred costs of approximately $14,000 in connection with sales training conferences. We expect our selling expenses to increase as our revenues increase and expect to spend increased funds on adverting and promotion of our products as well as sales training.

  o  For  the  nine  months  ended  September  30,  2005,   general  and
     administrative expenses were $670,004 as compared to $401,141 for the nine months ended September 30, 2004, an increase of $268,863, or approximately 67% and included the following:

  o We incurred professional fees of approximately $55,262 in connection with the audit of our financials statements. Additionally, we experienced an increase in professional fees related to our corporate SEC filings.

  o For the period from May 2, 2005 (date of acquisition) to September 30, 2005, we incurred expenses of $34,123 related to our subsidiary Aerisys. This included items such as rent, phone and utilities.

  o In 2005, salaries and wages and related benefits increased by approximately $69,500 due to the hiring of additional employees. Additionally, labor-related insurance costs increased by approximately $48,000.

  o We incurred additional operating expenses associated with overall price increases, increased telephone and communications usage, and increase travel and entertainment.

         We reported income from operations of $411,273 for the nine months ended September 30, 2005 as compared to income from operations of $467,047 for the nine months ended September 30, 2004, a decrease of $55,774 or approximately 12%. This figure was impacted due to our higher general and administrative costs.

         For the nine months ended September 30, 2005 total other expenses amounted to $33,062 as compared to $20,798 for the nine months ended September 30, 2004, an increase of $12,264, or approximately 59%, for nine months ended September 30, 2005 as compared to nine months ended September 30, 2004. Included in this change is:

  o Interest expense was $32,046 as compared to $21,827 for the nine months ended September 30, 2004, an increase of $10,219 due to increased borrowings.

         Our income before minority interest decreased by $77,633 or 20.8% to $295,495 for the nine months ended September 30, 2005 as compared to $373,128 for the nine months ended September 30, 2004 primarily as a result of a decrease in our gross profit margins for the nine months ended September 30, 2005 from 2004 period, together with the increase in total operating expense as described above.

         For the nine months ended September 30, 2005, we reported a minority interest in income of subsidiary (Likang) in the amount of $37,647 as compared to $37,313 for the nine months ended September 30, 2004. The minority interest in income of subsidiary is attributable to Likang, which we allocate to our minority shareholders, and had the effect of reducing our net income.

         As a result of these factors, we reported net income of $257,848 for the nine months ended September 30, 2005 as compared to net income of $335,815 for the nine months ended September 30, 2004. During the nine months ended September 30, 2005, we recorded a preferred stock dividend of $300,276 related to the beneficial conversion feature of our Series A Convertible Preferred Stock. This translates to an overall per-share loss available to shareholders of ($.00) for the nine months ended September 30, 2005 compared to per-share income of $.01 for the nine months ended September 30, 2004.

Fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003

         We reported net revenues of $4,422,522 for the fiscal year ended December 31, 2004, an increase of $741,843 or approximately 21%. Our increase in net revenue from fiscal 2003 to fiscal 2004 was attributable to increased demand for disinfectant products as described earlier in this section.

         Cost of sales for fiscal 2004 amounted to $3,0 49,764 or approximately 69% of net revenues as compared to cost of sales of $2,956,806 or approximately 80% of net revenues for fiscal 2003. Gross profit for fiscal 2004 was $1,372,758 or approximately 31% of net revenues, as compared to $723,873 or approximately 20% of net revenues for fiscal 2003. This decrease in costs of sales as a percentage of net revenues and corresponding increase in gross profit margins for fiscal 2004 as compared to fiscal 2003 was the result of market acceptance for our products and reduced sales education costs.

         Operating expenses for fiscal 2004 increased $253,173, or approximately 58.7%, from operating expenses for fiscal 2003. This increase included the following:

     o For fiscal 2004 selling expenses increased of $53,867 or approximately 26% from fiscal 2003. This increase is attributable to increased local tax costs and commissions associated with our increased revenues in fiscal 2004.

     o    For  fiscal  2004  general  and   administrative   expenses  increased
          $199,306, or approximately 88% from fiscal 2003 as a result of the need to hire additional support staff.

         We reported income from operations of $688,078 for fiscal 2004 as compared to income from operations of $431,507 for fiscal 2003, an increase of $395,712 or approximately 135%. This increase is primarily attributable to a combination of our increased net revenues and larger gross profit margins in fiscal 2004, which was partially offset by increased operating expenses as described above.

         Total other expenses decreased by $3,838, or approximately 16%, for fiscal 2004 as compared to fiscal 2003. Included in this change is an increase of $8,101, or 100%, in other income, which was partially offset by a decrease of $ 378, or approximately 20%, in interest income and an increase of $3,885, or approximately 15%, in interest expense due to increased borrowings.

         Our income before minority interest increased by $319,621 or approximately 134% for fiscal 2004 as compared to fiscal 2003 primarily as a result of increased net revenues and gross profit margins as described above.

         For fiscal 2004, we reported a minority interest in income of subsidiary (Likang) of $55,856 as compared to $23,894 for fiscal 2003. The minority interest in income of subsidiary is attributable to Likang, which we allocate to our minority shareholders, and had the effect of reducing our net income.

         As a result of these factors, we reported net income of $502,708 for fiscal 2004, an increase of $287,659, or approximately 134%, from fiscal 2003.

Liquidity and Capital Resources

         Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table provides certain selected balance sheet comparisons between September 30, 2005 (unaudited) and December, 2004:


                                      Sept. 30,        Dec. 31
                                      ------------------------         $ of         % of
                                          2005          2004          Change       Change
                                    ----------------------------------------------------------
                                      (unaudited)

Working capital                     $ 1,162,173      $   849,304     $ 312,869       +  36.8%
Cash                                $   257,590      $   467,859     $(210,269)      -  44.9%
Accounts receivable, net            $ 1,496,832      $ 1,099,154     $ 397,678       +  36.2%
Inventories                         $   761,183      $   941,311     $(180,128)      -  19.1%
Prepaid expenses                    $    85,270      $    78,242     $   7,028       +   9.0%
Due from related party              $ 1,011,920      $   261,304     $ 750,616       +   287%
Total current assets                $ 3,612,795      $ 2,847,870     $ 764,925       +  26.9%
Property and equipment, net         $   338,506      $   254,281     $  84,225       +  33.1%


                                      -20-


Loans payable                       $   628,853      $   301,933     $ 326,920       +   108%
Accounts payable and
      accrued expenses              $ 1,036,203      $ 1,191,554     $(155,351)      -  13.0%
Deferred revenue/income             $    16,334      $         0     $  16,334       +   100%
Due to related party                $    19,667      $   258,242     $(238,575)      -  92.4%
Income tax payable                  $   105,362      $         0     $ 105,362       +   100%
Advances from customers             $   644,203      $   246,837     $ 397,366       +   161%
Total current liabilities           $ 2,450,622      $ 1,998,566     $ 452,056       +  22.6%
Total liabilities                   $ 2,676,472      $ 2,421,271     $ 255,201       +  10.5%


         At September 30, 2005, we had a cash balance of $257,590. As of September 30, 2005, our cash position by geographic area is as follows:

         United States              $         35,841
         China                               221,749
                                             -------
                                    $        257,590

         Net cash flows provided by operating activities for the nine months ended September 30, 2005 was $64,529 as compared to net cash provided by operating activities of $156,150 for the nine months ended September 30, 2004. For the nine months ended September 30, 2005, we used cash in operations to fund an increase in accounts receivable of $510,867, increases in amounts due from a related party of $416,941, repayments of accounts payable and accrued expenses of $117,801, and repayments in amounts due to a related party of $238,575 offset by our net income of $257,848, the add back of non-cash items of $193,485, increases in inventories of $180,128, and increases in advanced from customers of $397,366. For the nine months ended September 30, 2004, we received cash from operations from our net income of $335,815, the add back of non-cash items of $63,500, increases in accounts payable of $812,164, and increases in prepaid expenses and other current assets of $70,603 offset by cash used in operations to fund an increase in accounts receivable of $739,759, increases in inventory of $172,705, repayments in amounts due to a related party of $103,136, and decreases in advances from customers of $140,309.

         Net cash used in investing activities for the nine months ended September 30, 2005 was $101,848 as compared to net cash used in investing activities of $96,086 for the nine months ended September 30, 2004, an increase of $5,762 primarily related to capital expenditures for the acquisition of manufacturing equipment.

         Net cash flows provided by financing activities was $189,456 for the nine months ended September 30, 2005 as compared to net cash used in financing activities of $283,206 for the nine months ended September 30, 2004. For the nine months ended September 30, 2005, we received proceeds from a preferred stock offering of $234,240 and proceeds from loans payable of $326,920 offset by increases in amounts due from a related party of $333,675. For the nine months ended September 30, 2004, we used cash of $283,206 related to increase in amounts due from a related party.

         We reported a net decrease in cash for the nine months ended September 30, 2005 of $210,269 as compared to a net decrease in cash of $223,142 for the nine months ended September 30, 2004.

         We currently have no material commitments for capital expenditures, however during the quarter ended September 30, 2005 we acquired approximately $80,000 of property and equipment to upgrade our production line.

         As of September 30, 2005, we had approximately $629,000 in short term loans maturing at or prior to April 2006. We plan on renewing these loans when they become due at term comparable to current terms. If we fail to repay these obligations with revenues from operations or obtain debt or equity financing to meet these obligations or fail to obtain extensions of the maturity dates of these debt obligations, our overall liquidity and capital resources will be adversely affected as a result of our efforts to satisfy these obligations.

         Other than working capital, loans and proceeds from the sale of preferred stock, we presently have no other alternative source of working capital. We seek to raise additional capital through the sale of equity securities. No assurances can be given that we will be successful in obtaining additional capital, or that such capital will be available in terms acceptable to our company. At this time, we have no commitments or plans to obtain additional capital. Further, there can be no assurances that even if such additional capital is obtained that we will sustain profitability or positive cash flow.

Recent Capital Raising Transactions

          On June 30, 2005, we completed a $300,000 financing consisting of 375,345 shares of our Series A Convertible Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares. We sold these securities to 12 accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by
Section 4(2) of that act and Regulation D. Each share of Series A Convertible Preferred Stock is convertible into 10 shares of common stock. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. The net proceeds from the transaction of $234,240 are being used for general working capital purposes.

          On December 28, 2005, we completed a $1,500,000 financing of units of our securities in a transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) of that act and Regulation D resulting in gross proceeds to us of $1,500,000. The offering consisted of 1,500,000 shares of our Series B 6% Cumulative Convertible Preferred Stock, Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock and Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock. The Class A Warrants are exercisable at $0.20 per share, and the Class B Warrants are exercisable at $0.30 per share, and both warrants are for a term of five years.

          The purchasers of the units were certain accredited institutional and individual investors. Conversion of the preferred shares and exercise of the warrants are also subject to a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the securities are outstanding. We paid a due diligence fee of $65,000 in cash and Class B Warrants to purchase 866,665 shares of our common stock to certain of the investors. The net proceeds from the transaction will be used for working capital purposes.

          We agreed to file a registration statement covering the shares of common stock underlying the securities issued. This prospectus is part of that registration statement. In the event the registration statement is not filed by February 13, 2006 or does not become effective by June 28, 2006, we are required to pay liquidated damages in the amount of $30,000 per month until the deficiency is cured. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering the resale of the common shares issuable upon conversion or exercise of the securities.

          The securities are subject to anti-dilution protections afforded to the investors. In addition, to the extent that the investors continue to own shares of our common stock received upon conversion or exercise of the securities, we have agreed to issue the investors additional shares to protect against our future issuances of common stock or derivative securities at less than the price of the common shares underlying the securities.

Critical Accounting Policies

         Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for our company include revenue recognition and the useful lives of property, plant and equipment.

         Revenue Recognition - We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. We assess whether the fee associated with our revenue transactions is fixed or determinable based on the payment terms associated with the transaction. If a significant portion of the fee is due after our normal payment terms, we access if the fee is not fixed or determinable. In these cases, we may recognize revenue as the fees become due. We assess collectibility based on the credit worthiness of the customer and past transaction history. We perform initial credit evaluations of our customers and do not require collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defers the fee and recognize the revenue at the time that collection becomes reasonably assured. The following policies reflect specific criteria for our various revenues streams:

     o Revenues of Aerisys are recognized at the time the services are rendered to customers. Services are rendered when our company's representatives receive the customers' requests and complete the customers' orders. For contacts over a period of time, Aerisys recognizes the revenue on a straight-line basis over the period that the services are provided.

     o Our revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

         We record property and equipment at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. We review these long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. To date, we have not recognized any impairment losses.

         Accounting for Stock Based Compensation - We account for stock based compensation utilizing Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148 (See Recent Accounting Pronouncements), which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. Because of this election, we continue to account for our employee stock-based compensation plans under Accounting Principles Board (APB) Opinion No. 25 and the related interpretations. We are required to comply with SFAS No. 123 (revised 2004) starting on the first day of our fiscal year 2006. We are currently evaluating the effect that the adoption of SFAS No. 123 (revised 2004) will have on our consolidated operating results and financial condition. No stock-based compensation cost is currently reflected in net income for employee and director option grants as all options granted under the 2005 Incentive Stock Plan and the Non-Employee Directors Stock Plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

Recent Accounting Pronouncements

         In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No.123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective for the first fiscal year beginning after December 15, 2005. We are in process of evaluating the impact of this pronouncement on its financial position.

         In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance has released Staff Accounting Bulletin (SAB) No.107 to provide guidance regarding the application of FASB Statement No.123 (revised 2004), Share-Based Payment. Statement No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 also reminds public companies of the importance of including disclosures within filings made with the SEC relating to the accounting for share-based payment transactions, particularly during the transition to Statement No. 123R.

         In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

         APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

         Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Change of Independent Registered Public Accounting Firm

         On May 12, 2005, we dismissed Berkovits, Lago & Company, LLP as our independent registered public accounting firm. Berkovits, Lago & Company, LLP had been the independent registered public accounting firm for and audited the consolidated financial statements of our company as of December 31, 2004 and 2003. The reports of Berkovits, Lago & Company, LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except such reports were modified as to an explanatory paragraph relating to our ability to continue as a "going concern" as a result of its lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital, and recurring losses from operations. The decision to change accountants was approved unanimously by the Board of Directors.

         In connection with the audit for the two most recent fiscal years and in connection with Berkovits, Lago & Company, LLP's review of the subsequent interim periods preceding dismissal on May 12, 2005, there were no disagreements between our company and Berkovits, Lago & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Berkovits, Lago & Company, LLP, would have caused Berkovits, Lago & Company, LLP to make reference thereto in their report on our financial statements for these fiscal years. During the two most recent fiscal years and prior to the date of dismissal we had no reportable events (as defined in Item 304(a)(1) of Regulation S-B).

         On May 12, 2005 we engaged Sherb & Co., LLP as our independent registered public accounting firm. We had not consulted with Sherb & Co., LLP regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided that would be an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issues.

                                  OUR BUSINESS

Overview

         We operate under a holding company structure and currently have one operating subsidiary, Linkwell Tech. Linkwell Tech owns 90% of Likang and we regard Likang's business of hospital disinfectant products as our primary business.

         Through our subsidiary we are involved in the development, manufacture, sale and distribution of disinfectant health care products primarily to the medical industry in China. Likang was founded by the Second Military Medical University of the Chinese Army in 1988. Recently we have made efforts to penetrate the civil disinfection, industrial disinfection, livestock and agricultural disinfection markets of China. Currently we offer a variety of disinfectant products for the following applications:

        |X|      Skin and mucous membrane disinfection
        |X|      Hand disinfectants (external)
        |X|      Environment and surface disinfectants
        |X|      Medical devices and equipment disinfectants
        |X|      Machine disinfectants

         We have been granted 26 hygiene licenses by the Ministry of Public Health of the central government of China. We have filed two additional product applications, and are presently developing three additional products. We also sell products which have been developed and manufactured by third parties. These parties manufacture disinfectant products which generate approximately 5% of our revenue and products which we manufacture account for approximately 95% of our total revenues for the fiscal year ended December 31, 2005.

         We have a national marketing and sales presence throughout all 22 provinces as well as four autonomous regions and four municipalities of China. We currently employ 19 full-time sales and marketing people based in Shanghai and 72 independent sales representatives in various provinces of China.

Industry Background

         Likang is a member of the disinfectant industry in China. According to a survey conducted by China Federation of Industrial Economics (CFIC), the disinfectant market in China is approximately $6.25 billion (USD) in 2004(1). The disinfectant industry in China is an emerging market. Currently we market our products to the medical industry in China and we have recently made efforts to diversify and expand our reach to the retail market.

         Recent Health Concerns in China

         China has witnessed a variety of public health crises in recent history and which demonstrated the need for increased health standards in China. In response, the Chinese government has taken initiatives to improve public health and living standards, including the establishment by The Ministry of Public Health in China for the disinfectant industry in China. The heightened public concerns as well as these new public standards have led to a surge in interest for disinfectant products in China with consumers maintaining stockpiles of disinfectant products. This activity represented a surge in sales for the industry. We believe that the stockpiles will continue to deplete which may lead to an additional surge in demand. There is no assurance as to the timing of this surge; however increased public awareness and heightened national standards, a growing population, and a higher standard of living, are just a few factors which we believe support the growth of demand for disinfectant products.

         The table illustrates recent health care crises in China.

    Outbreak time              Location               Disease                        Situation
----------------------- ----------------------- --------------------- -----------------------------------------
January, 1988           Shanghai                Hepatitis A           310,000 reported cases of Hepatitis A,
                                                                      47 deaths
----------------------- ----------------------- --------------------- -----------------------------------------
April - May, 1998       Shengzhen               Sub- Tuberculosis     Shenzhen Woman and Children Hospital
                                                bacillus disease      reports an airborne infection. 168
                                                M. chelonae           patients infected, 46 severe cases
----------------------- ----------------------- --------------------- -----------------------------------------
November 2002           Throughout China        SARS                  8,000 reported cases, 800 deaths
----------------------- ----------------------- --------------------- -----------------------------------------
June 24 - August 20     Sichuan Province        Swine Streptococcus   204 reported cases of humans infected
2005                                            suis                  with the Swine streptococci in Sichuan,
                                                                      38 deaths
----------------------- ----------------------- --------------------- -----------------------------------------
April 2005              Throughout China        Pulmonary             Pulmonary tuberculosis, Hepatitis B
                                                tuberculosis,         remain top 2 priorities on the
                                                Hepatitis B           infectious disease list in China
----------------------- ----------------------- --------------------- -----------------------------------------
June, 2005              Tibet                   Bubonic plague        5 infected cases reported,  2 deaths
----------------------- ----------------------- --------------------- -----------------------------------------
July-September 2005     Hunan, Fujian,          Cholera               638 cases reported, 2 deaths
                        Zhejiang provinces
----------------------- ----------------------- --------------------- -----------------------------------------
August, 2005            Guizhou, Ningxia,       Anthrax               140 cases reported, 1 death
                        Liaoning, Jilin
----------------------- ----------------------- --------------------- -----------------------------------------
October, 2005           Inner Mongol , Hunan    Avian Flu             3 confirmed cases reported, 2 deaths
                        , Anhui , Liaoning ,
                        and Hubei provinces
----------------------- ----------------------- --------------------- -----------------------------------------


1 http://cfie.org.cn/main000.jsp

         SARS - Severe Acute Respiratory Syndrome

         In recent years the Severe Acute Respiratory Syndrome (SARS) has threatened the public community. SARS, which is a viral respiratory illness caused by a corona virus, called SARS-associated corona virus (SARS-CoV), was first reported in Asia in November 2002. Over the next few months, the illness spread to more than two dozen countries in North America, South America, Europe, and Asia before the SARS global outbreak of 2003 was contained. In April 2004, the Chinese Ministry of Health reported several new cases of possible SARS in Beijing and the Anhui Province, which is located in east-central China.

         According to the Center for Disease Control of the central government of China, the common manner in which SARS seems to spread is by close person-to-person contact. The virus that causes SARS is thought to be transmitted most readily by respiratory droplets ("droplet spread") when an infected person coughs or sneezes. Droplet spread occurs as germs from the cough or sneeze of an infected person are propelled a short distance (generally up to three feet) through the air and deposited on the mucous membranes of the mouth, nose, or eyes of nearby persons. The virus also can spread when a person touches a surface or object contaminated with infectious droplets and then touches his or her mouth, nose, or eye(s). Ultimately there is much the global community does not know about SARS, and it is possible that the SARS virus might spread more broadly through the air (airborne spread) or by other ways that are not yet known.

         Avian Influenza

         In 2005, the threat of a global pandemic as a result of the avian flu has captured the attention of the global community. The avian flu is a type of the A strain virus that infects birds. Typically, it is not common for humans to be infected with the virus via contact with birds, however a few bird-to-human outbreaks have been reported; most have been in Asia. Humans were infected when they came into contact with sick birds or contaminated surfaces. In most cases, infected persons reported flu-like symptoms, but some had more serious complications, including pneumonia and acute respiratory distress. The avian flu has led to increased concerns for improved health conditions.

China Health Standards

         In July 2002, the Chinese Ministry of Public Health issued the 27th order of Ministry of Health of the People's Republic of China establishing national standards for the disinfection industry. The first criterion of the new order stipulated that disinfectant manufacturers in China must obtain a license to manufacture hygiene disinfectants. Secondly, prior to release, all disinfectant instruments must obtain the official hygiene permit document of both the local provincial hygiene administrative department and the Ministry of Public Health.

         The process to obtain a manufacturing license, involves three stages:

          o Manufacturers file application materials to local public health administrative department;
          o Local administrative department perform an inspection of the manufacturing facilities according to "qualified disinfection
               product  manufacturing  enterprise  requirements";   and

          o    Upon    satisfaction   of   "qualified    disinfection    product
               manufacturing enterprise requirements", the manufacturer will be issued a license

         The process to obtain the official hygiene permit for individual disinfectant or instrument, the company must follow the steps listed as below:

        1.       File the application;
        2. Explain disinfectant ingredient or instrument layout and function;
        3. Hygiene administrative department will examine the sample, and perform independent tests to verify industry standards and benefits; and
        4.      If all the standards are met, the permit will be issued.

         The table below details the 26 licenses issued to Likang by the Ministry of Public Health of the central government of China.



#           PRODUCTS                                                  DATE
----------- ----------------------------------------------------- --------------
1           An'erdian Skin Disinfectant                              2003.2.13
----------- ----------------------------------------------------- --------------
2           An'erdian type 2nd skin disinfectant                    2002.11.22
----------- ----------------------------------------------------- --------------
3           An'erdian type 3rd skin and mucous
            membrane disinfectant                                    2005.1.19
----------- ----------------------------------------------------- --------------
4           Dian'erkang Aerosol Disinfectant                         2004.3.22
----------- ----------------------------------------------------- --------------
5           Dian'erkang 2% glutaraldehyde disinfectant              2002.11.22
----------- ----------------------------------------------------- --------------
6           Aiershi disinfectant tablets                              2004.2.9
----------- ----------------------------------------------------- --------------
7           Aiershi disinfectant                                      2004.2.9
----------- ----------------------------------------------------- --------------
8           Dian'erkang PVP-I disinfectant                           2005.3.30
----------- ----------------------------------------------------- --------------
9           Dian'erkang Iodophor disinfectant                        2004.2.19
----------- ----------------------------------------------------- --------------
10          Jifro disinfectant gel                                   2005.1.19
----------- ----------------------------------------------------- --------------
11          Dian'erkang alcohol disinfectant                        2003.12.23
----------- ----------------------------------------------------- --------------
12          Jifro disinfectant                                       2003.2.13
----------- ----------------------------------------------------- --------------
13          JifroTaixin disinfectant                                 2003.2.13
----------- ----------------------------------------------------- --------------
14          Dian'erkang compound iodine disinfectant                 2004.4.28
----------- ----------------------------------------------------- --------------
15          Lvshaxing disinfectant granule                           2004.2.19
----------- ----------------------------------------------------- --------------
16          Lvshaxing disinfectant tablets                           2004.3.29
----------- ----------------------------------------------------- --------------
17          Likang test paper of chlorine                            2004.1.16
----------- ----------------------------------------------------- --------------
18          Lvshaxing LKQG-1000 air disinfection machine             2004.3.10
----------- ----------------------------------------------------- --------------
19          Jifro 4% Chlorhexidine gluconate surgical hand scrub      2004.9.7
----------- ----------------------------------------------------- --------------
20          JifroSongning disinfectant                                2004.9.7
----------- ----------------------------------------------------- --------------
21          Lineng glutaraldehyde disinfectant                       2005.2.17
----------- ----------------------------------------------------- --------------
22          Likang 121 stream pressure sterilization chemical
            indicator                                                2005.3.30
----------- ----------------------------------------------------- --------------
23          Likang 132 stream pressure sterilization
            chemical indicator                                       2005.3.30
----------- ----------------------------------------------------- --------------
24          Likang stream pressure sterilization
            chemical indicator                                        2005.4.1
----------- ----------------------------------------------------- --------------
25          Likang 84 disinfectant                                   2005.6.27
----------- ----------------------------------------------------- --------------
26          Likang Glutaraldehyde Monitors (Strip)                  2005.12.14
----------- ----------------------------------------------------- --------------

Product Lines

         We offer a diverse range of product offerings. We manufacture 38 disinfectant products and our product offerings come in three primary forms:

        o        Liquids-gel
        o        Tablets-powder
        o        Aerosol

         Our disinfectant products range from air disinfection machines to hot press bags, disinfection swabs, and disinfection indicators. We believe that this wide product line has served as an advantage for our company in our efforts to create a national audience for our products and services.

         Approximately 95% of our sales are derived from products we have internally developed and produced and the remaining 5% of sales are produced by outside companies. The tables below offer a summary of our current product offerings:

Skin and Mucous Membrane Disinfectants

         Skin and mucous membrane disinfectants target both exterior and internal applications. Prior to operations, incisions, or injections; the products can clean the skin surface. Mucous membrane disinfectants target internal germs located in the mouth, eye, perineum and other internal sources. This product group accounted for approximately 50% of our 2004 sales and approximately 57% of our 2005 sales.

PRODUCT NAMES                                 INGREDIENTS           APPLICATION             INDUSTRY STANDARD
--------------------------------------------- --------------------- ----------------------- -------------------------
An'erdian Skin Disinfectant                   iodine, alcohol       Skin Disinfectant       Q/SUVE 20-2003
--------------------------------------------- --------------------- ----------------------- -------------------------
An'erdian type 3rd skin and mucous membrane   iodine,               skin & mucous           Q/SUVE 22-2003
disinfectant                                  chlorhexidine         membrane disinfectant
--------------------------------------------- --------------------- ----------------------- -------------------------
Dian'erkang PVP-I disinfectant                Povidone-iodine       skin & mucous           Q/SUVE 28-2004
                                                                    membrane disinfectant
--------------------------------------------- --------------------- ----------------------- -------------------------
Dian'erkang alcohol disinfectant              alcohol               Skin disinfectant       Q/SUVE 08-2004
--------------------------------------------- --------------------- ----------------------- -------------------------


Hand Disinfectants

         Theses disinfectants target the skin surface. Products are applied to the skin prior to medial procedures. This product group accounted for approximately 6% of our 2004 sales and approximately 10% of our 2005 sales.

PRODUCT NAMES                                INGREDIENTS        APPLICATION                 INDUSTRY STANDARD
-------------------------------------------- ------------------ --------------------------- -------------------------
Jifro antimicrobial hand washing             Chlorhexidine      Hand washing                Q/SUVE 04-2003
-------------------------------------------- ------------------ --------------------------- -------------------------
Jifro disinfectant gel                       DP300 (Triclosan)  Hand disinfectant           Q/SUVE 02-2003
-------------------------------------------- ------------------ --------------------------- -------------------------
Jifro 4% Chlorhexidine gluconate surgical    Chlorhexidine      surgical hand disinfectant  Q/SUVE 09-2004
hand scrub                                   gluconate
-------------------------------------------- ------------------ --------------------------- -------------------------


Environment and Surface Disinfectants

         These disinfectants target a variety of surfaces, such as floors, walls, tables, and medical devices. Additionally the products can be applied to cloth materials including furniture and bedding. This product group accounted for approximately 17.5% of our 2004 sales and approximately 15% of our 2005 sales.

PRODUCT NAMES                INGREDIENTS                       APPLICATION                  INDUSTRY STANDARD
---------------------------- --------------------------------- ---------------------------- -------------------------
Aiershi disinfectant         Trichloroisocyanuric acid         Circumstance and surface     Q/SUVE 34-2004
tablets                                                        disinfection
---------------------------- --------------------------------- ---------------------------- -------------------------
Lvshaxing disinfectant       Dichloro dimethylhydantoin        Circumstance and surface     Q/SUVE 33-2003
tablets                                                        disinfection
---------------------------- --------------------------------- ---------------------------- -------------------------
Dian'erkang Aerosol          Benzethonium Chloride             Circumstance and surface     Q/SUVE 07-2004
Disinfectant                                                   disinfection, preventing
                                                               the spread of
                                                               airborne viruses
                                                               such as human
                                                               influenza virus,
                                                               SARS and the Bird
                                                               flu virus.
---------------------------- --------------------------------- ---------------------------- -------------------------
Lvshaxing disinfectant       Dichloro dimethylhydantoin        Circumstance and surface     Q/SUVE 32-2003
granule                                                        disinfection
---------------------------- --------------------------------- ---------------------------- -------------------------

Medical Devices and Equipment Disinfectants

         This line of disinfectants target medical equipment including the sterilization of thermo sensitive instruments and endoscope equipment. This product group accounted for approximately 16% of our 2004 and approximately 12% of our 2005 sales.

PRODUCT NAMES                              INGREDIENTS            APPLICATION               INDUSTRY STANDARD
------------------------------------------ ---------------------- ------------------------- -------------------------
Dian'erkang 2% glutaraldehyde              Glutaraldehyde         Disinfection and          Q/SUVE 10-2003
disinfectant                                                      sterilization of device
------------------------------------------ ---------------------- ------------------------- -------------------------
Dian'erkang 2% glutaraldehyde              Glutaraldehyde         Disinfection and          Q/SUVE 10-2003
disinfectant (for the                                             sterilization of
                                                                  endoscopes
------------------------------------------ ---------------------- ------------------------- -------------------------
Dian'erkang multi-enzyme rapid detergents  Multi-Enzyme           Rinsing and               Q/SUVE 14-2004
                                                                  decontamination of
                                                                  device
------------------------------------------ ---------------------- ------------------------- -------------------------


Machine Series

         This line of disinfectants targets air quality. The devices will monitor and disinfect air quality. This product group accounted for approximately 1% of our 2004 sales and approximately 3% of our 2005 sales.

PRODUCT NAMES                                 INGREDIENTS        APPLICATION                INDUSTRY STANDARD
--------------------------------------------- ------------------ -------------------------- -------------------------
Lvshaxing LKQG-1000 air disinfection machine  Ozone,             Air disinfection           Q/SUPE 09-2003
                                              ultraviolet
                                              radiation,
                                              electrostatic
--------------------------------------------- ------------------ -------------------------- -------------------------
An'erdian disinfection swab                   An'erdian          Skin & disinfection        Q/NYMN07-2003
--------------------------------------------- ------------------ -------------------------- -------------------------
Dian'erkang hot press bag                     Iron powder,       Drive the "feng" Stop      Q/NYMN01-2001
                                              active carbon      the pain  Dispel the
                                                                 "han"
--------------------------------------------- ------------------ -------------------------- -------------------------
Likang test paper of chlorine                 reaction regent    Indicator of               Q/SUVE 40-2003
                                                                 disinfectant
                                                                 concentration
--------------------------------------------- ------------------ -------------------------- -------------------------

                                      -31-



Likang 121 stream pressure sterilization      Indication oil     Indication of              Q/SUVE 16-2005
chemical indicator                                               sterilization effect
--------------------------------------------- ------------------ -------------------------- -------------------------
Likang 132 stream pressure sterilization      Indication oil     Indication of              Q/SUVE 17-2005
chemical indicator                                               sterilization effect
--------------------------------------------- ------------------ -------------------------- -------------------------
Likang stream pressure sterilization          Indication oil     Indication of              Q/SUVE 18-2005
chemical indicator                                               sterilization effect
--------------------------------------------- ------------------ -------------------------- -------------------------


Retail products

         Recently we have made efforts to expand our distribution reach to the retail market. As a result our products have gained access to hotels, schools, supermarkets, and drugstores. We have repackaged commercial disinfectant products for sale to the consumer market. Since October 1999, we redeveloped four separate products for distribution to the retail market. Likang redeveloped the following products:

        -        Jin Zhongda collutory (mouth wash)          October 1999
        -        antibacterial lubricant                     October 1999
        -        Likang 84 disinfectant                      August 2005
        -        Dian'erkang aerosol disinfectant            October 2005

Customers

         We sell our products on a wholesale and retail basis to the medical community in China. We have approximately 5,000 active and recurring customers including hospitals, medical suppliers and distribution companies throughout China. We maintain about over 20 distribution contracts with wholesale dealers and agents. We generally offer payment terms of three to six months before payment for the products is due. For fiscal years ended December 31, 2005 and 2004 one customer, Shanghai Likang Pharmaceutical Technology Company, Limited, an affiliate, represented approximately 40% and approximately 37% of our total net revenues. See "Certain Relationships and Related Transactions" appearing later in this prospectus. We have contracts with all our dealer and agent customers.

Manufacturing

         We operate two factory facilities in Shanghai, one located in the Shanghai Jiading district and one located in the Shanghai Jinshan district. Products are manufactured primarily in liquid, tablet, and powder form. Approximately 95% of Likang revenues are derived from products manufactured in these two factories.

         The Shanghai Jiading district factory is approximately 21,500 square feet, all of which is used for production. This factory meets the good manufacturing practice ("GMP") standards established by the central government for the production of medical and chemical products. The main products produced here are liquid and index disinfectant devices. The manufacturing facility has the capacity to produce approximately 9 million liters of liquid disinfectant annually. The manufacturing cycle for the liquids, from formulation to finish product, is one day.

         The Shanghai Jinshan district factory located is approximately 4,300 square feet and is used in the manufacture of the tablet and powder forms of disinfectants. The manufacturing capacity is 300 metric tons of tablet and 180 metric tons of powder disinfectant annually. The manufacturing cycle for the tablets and powder, from formulation to finish product, is one day.

         Products which represent the remaining approximate 5% of our revenues are manufactured by third parties as set forth below:

                                                                         % OF
PRODUCT                         MANUFACTURER                            REVENUE
----------------------------- ---------------------------------------  ---------
Lvshaxing Air Disinfectant    Shanghai Likang Meirui Pharmaceutical
Machine                       High-Tech Co., Ltd.
----------------------------- ---------------------------------------     2%
Likang Surgery hand-washing   Shanghai Likang Meirui Pharmaceutical
Table                         High-Tech Co., Ltd.
----------------------------- ---------------------------------------  ---------
Junle disinfectant            Shanghai JunLe Daily Chemicals Co., Ltd.
----------------------------- ---------------------------------------
Jiewang disinfectant          Hangzhou JieWang Disinfectant Co., Ltd      3%
----------------------------- ---------------------------------------
Shenle disinfectant           Shanghai ShenLe Daily Chemicals Co., Ltd.
----------------------------- ---------------------------------------
Sterilized Q-tip (very        Shanghai DiCheng Health Products
small quantity)               Manufacturing Co., Ltd
----------------------------- ---------------------------------------  ---------

         We package our products in various packages to meet different needs from the market.

Liquid and gel disinfectants

        -        40 ml            -        750ml
        -        50 ml            -        1L
        -        60 ml            -        1.5L
        -        80 ml            -        2.5L
        -        500ml            -        5L

Tablets disinfectants

        -        50 tablets/bottle             each tablet is 1g which contains
                                               500ml active chlorine
        -        100 tablets/bottle
        -        200 tablets/bottle

Powder disinfectants

        -        250g
        -        500g.

         We maintain an inventory of finished products equal to approximately
2.5 months average sales. Currently, we are manufacturing at about 50% of full capacity based upon our current product demand, and we have the ability to produce at full capacity if demand continues to increase.

         We have an in-house fulfillment and distribution operation, which is used to manage the supply chain, beginning with the placement of the order, continuing through order processing, and then fulfilling and shipping of the product to the customer. We maintain inventory and fill customer orders from both Jiading factory and Jinshan factory.

Raw Materials

         We purchase raw materials from six primary suppliers and we have signed purchase contracts with these suppliers in an effort to ensure a steady supply of raw materials. We have maintained stable business relations with these suppliers for over 10 years, and we believe that our relationships with these primary suppliers will remain stable. In the event the relationships falter, there are many suppliers with the capability to supply our company. We purchase raw materials on payment terms of 30 days to three months. These suppliers import from foreign countries listed as below and we purchase directly from these suppliers.

         The table below details the supply relationships for raw materials

RAW MATERIALS                      SUPPLIERS                          ORIGIN
----------------------  ---------------------------------------     ------------
Iodine                  Shanghai Wenshui Chemical Co., Ltd                 USA
----------------------  ---------------------------------------     ------------
Potassium iodide        Shanghai Wenshui Chemical Co., Ltd              Holland
----------------------  ---------------------------------------     ------------
Glutaraldehyde          Shanghai Jin an tang Hygienical
                        Product Factory                                 Germany
----------------------  ---------------------------------------     ------------
Triclosan               Ciba Specialty Chemicals (China)LTD            Domestic
----------------------  ---------------------------------------     ------------
Alcohol                 Shanghai Jangbo Chemical Co., Ltd              Domestic
----------------------  ---------------------------------------     ------------
Trichloroisocyanuric    Xuzhou Keweisi Disinfectant Co., Ltd           Domestic
acid
----------------------  ---------------------------------------     ------------
Ozone producing        Shanghai Likang Meirui Pharmaceutical
device equipment       High-Tech Co., Ltd.                             Domestic
----------------------  ---------------------------------------     ------------
Ultraviolet radiation   Shanghai Likang Meirui Pharmaceutical
lamp light              High-Tech Co., Ltd.                            Domestic
----------------------  ---------------------------------------     ------------

Customer Service and Support

         We believe that a high level of customer service and support is critical in retaining and expanding our customer base. Customer care representatives participate in ongoing training programs under the supervision of our training managers. These training sessions include a variety of topics such as product knowledge and customer service tips. Our customer care representatives respond to customers' e-mails and calls that are related to order status, prices and shipping. If our customer care representatives are unable to respond to a customer's inquiry at the time of the call, we strive to provide an answer within 24 hours. We believe our customer care representatives are a valuable source of feedback regarding customer satisfaction. Our customer returns and credits average approximately 1% of total sales.

New Product Development

         We are committed to research and development. Likang was created as a research and development organization by the Second Military Medical University of the Chinese Army in 1988. We utilize the facilities of the Second Military Medical University of the Chinese Army to conduct research and development efforts and we pay for the use of the facilities on an as needed basis. We are not a party to a formal agreement with the Second Military Medical University of the Chinese Army related to the use of these facilities, however, we have used the facilities since Likang's inception in 1988 and we expect the relationship to remain stable. Likang owns all rights to the research and formulas developed utilizing the capabilities of the Second Military Medical University research and development unit.

         We recently developed new products which have received critical acclaim. An'erdian Type 3 Skin and Mucous Membrane Disinfectant, a skin disinfectant, was recently honored as a 2005 National Key New Product by the Chinese Ministry of Science & Technology. This product has numerous critical uses in gynecology, skin disease treatment as well as daily hygiene. We are currently in the patent application process for this product. We believe that another key new product will be Likang #84 Disinfectant, which was recently approved by the Chinese Public Health Department. This product is a liquid chemical disinfectant that contains the sodium hypochlorite and can be used in households on almost all surfaces. This new formula carries a shelf life of two years versus the competitors which have a limited shelf life of 90 days.

         In addition, we have completed the development of two new products set forth below and are awaiting approval of our pending product licenses:

          PROJECT NAME                       SUB SECTOR
   ------ ---------------------------------- ---------------------------
   1      B-D test paper                     chemical indicators
   ------ ---------------------------------- ---------------------------
   2      B-D test standard test bag         chemical indicators
   ------ ---------------------------------- ---------------------------

         The Bowie and Dick ("B-D") test paper and B-D test standard test bag are used in a B-D test in order to determine if a pre-vacuum steam sterilization apparatus is qualified to complete the sterilization cycle. As the approval process can take up to 36 months, we are unable to predict at this time when we will be able to introduce these new products to market.

         We are conducting research on additional products, including the Lvshaxing Air Disinfectant Machine Type 1, Lvshaxing Air Disinfectant Machine Type 2 and Likang 5% (chloride content) Disinfectant Liquid.

         We also recently announced the launch of the initial development stage for a new series of disinfectants employing Hypericin, a major compound found in St. Johns Wort. The new series of disinfectants will target the H5N1 and H9N2 strains of avian flu. Hypericin is a primary compound of St. Johns Wort, which is the English word for a Chinese herb. In recent laboratory tests, Hypericin has proven effective as a treatment for poultry infected with strands of the avian flu. We intend to coordinate our efforts with the Shanghai Municipal Center for Disease Control & Prevention to develop this new disinfectant series, however, we have yet to produce a product to treat avian flu and there is no assurance that we will ever produce such a product.

Marketing and Sales

         We market our products to the medical industry in China. We have a national marketing and sales presence throughout all 22 provinces, as well as four autonomous regions, and four municipalities of China. We currently employ 19 full-time sales and marketing people based in Shanghai. Shanghai Likang Pharmaceuticals Technology Company, an affiliate, also sells our products using 72 independent sales representatives in additional provinces of China. Approximately 30% of our sales are achieved by our proprietary sales force while the remaining approximately 70% are outsourced to independent dealers and agents. We compensate our proprietary salesman with a base salary and commission. The sales representatives are located in provinces other than Shanghai. The external sales network currently covers hospitals in 20 provinces including: Beijing, Guangdong, Tianjin, Fujian, Yunnan, Hainan, Jiangsu, Zhejiang, Anhui, Shandong, Henan, Hebei, Liaoning, Heilongjiang, Shanxi, Gansu, Ningxia, Guizhou, Hunan, Sichuan, Xinjiang, Neimenggu. The independent sales representatives sell directly to the end-users.

         We also have relationships with 23 independent distribution agents who purchase products from us in larger quantities and then resell in smaller quantities to smaller health care facilities. In January 2005 we signed a two year agreement with Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. to market our products to the retail/consumer market. Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd., a company of which Shanghai Shanhai Group, Likang's minority shareholder, owns a 68% interest, has a sales network which covers certain sectors of the retail/consumer market in China.

Intellectual Property

         We have received six patents and have four pending patent applications with National Property Right Administration of the PRC. The patent approval process can take up to 36 months. The following is a list of Likang's patents and pending patent applications:



PATENT CATEGORY           PATENT NAME                            PATENT NO                      NOTES
------------------------- -------------------------------------- ------------------------------ -------------------
Product Improvement       a kind of bottle can be open           ZL  03  2  29616.9             Approved
                          repeatedly easily
------------------------- -------------------------------------- ------------------------------ -------------------
Appearance design         Bottle (with the wing stretch)         ZL  00  3  14391.0             Approved
------------------------- -------------------------------------- ------------------------------ -------------------
Appearance design         Packaging bottle                       ZL  2003 3 0108274.5           Approved
------------------------- -------------------------------------- ------------------------------ -------------------
Appearance design         Test paper box of chlorine             ZL  2004 3 0022740.2           Approved
------------------------- -------------------------------------- ------------------------------ -------------------
Product Improvement       A kind of high strength water          ZL  03 2 10513.4               Approved
                          sterilizer which adopts the Model H
                          ultraviolet lamp
------------------------- -------------------------------------- ------------------------------ -------------------
Product Improvement       The device dealing with the sewage     ZL  2004 2 0037013.8           Approved
                          without the additional energy
------------------------- -------------------------------------- ------------------------------ -------------------
Product Improvement       Container with the vacuum pump         Application #                  Pending. Applied
                                                                 200420090682.1                 on 2004-9-29
------------------------- -------------------------------------- ------------------------------ -------------------
New invention             Anti HP Gel                            Application #                  Pending. Applied
                                                                 200410099002-7                 on 2004-12-24
------------------------- -------------------------------------- ------------------------------ -------------------
New invention             Low smell and stimulus contain         Application # 200410068135.8   Pending. Applied
                          chlorine disinfectant tablet, powder                                  on 2004-11-12
                          etc
------------------------- -------------------------------------- ------------------------------ -------------------
New invention             A new skin &mucous membrane            Application # 200410025305.4   Pending. Applied
                          disinfectant including preparation                                    on 2004-6-21
                          methods
------------------------- -------------------------------------- ------------------------------ -------------------

         We have four registered trademarks with the China State Administration for industry and commerce trademark office for An'erdian, Jifro, Dian'erkang and Lvshaxing.

         In addition, to protect our proprietary rights, we rely generally on confidentiality agreements with employees, salespersons and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, utilize our propriety technologies without our consent.

We can give no assurance that our agreements with employees, consultants and others who participate in the production of our products will not be breached, or that we will have adequate remedies for any breach, or that our proprietary technologies will not otherwise become known or independently developed by competitors.

Competition

         We operate in a highly fragmented, competitive national market for healthcare disinfectant products. The disinfectant industry in China is an emerging industry and the industry is populated with small regional players. We estimate there are over 1,000 manufacturers and distributors of disinfectant products in China; however, most domestic competitors offer a limited line of products and there are few domestic companies with a nationwide presence. We believe that our national marketing and sales presence throughout all 22 provinces, as well as four autonomous regions, and four municipalities of China gives us a competitive advantage over many other disinfectant companies in China. In addition, prior to the adoption of industry standards in July 2002 by the central government of China, disinfectant products were generally marketed and sold based on price. We believe the recent standards implemented by the government will shift the customer demand from price to quality.

         Furthermore we estimate the new government standards adopted in July 2002 have increased the barriers to entry and increased the bar for competitors in the disinfectant industry. We believe that the new standards may lead to fewer competitors as companies falter in their efforts to adhere to the new standards. The implementation of these improved production standards and licenses has effectively decreased the competitiveness of small to mid size manufacturers. The new standards are especially difficult for companies with limited product offerings and inferior technical content. As a result of this heightened license and permit system, all disinfectant manufacturers must comply with "qualified disinfection product manufacturing enterprise requirements" established by the Ministry of Public Health. The requirements include standards for both hardware and software. Hardware would include facilities and machinery. Software would include the technology to monitor the facilities. Furthermore the requirements will encompass the knowledge and capability of both the production staff and quality control procedures.

         We believe that the following are the principal competitive strengths that differentiate our company from the competition:

        o        Product selection and availability
        o        Advanced technology
        o        Research and development
        o        Manufacturing capacity
        o        Trained service personnel
        o        Reliability and speed of delivery
        o        Customer service
        o        Price

           Our primary competitors in the sale of chemical disinfectants are 3M and Ace Disinfection Factory Co., Ltd. The primary competitors for instrument disinfectants are Chengdu Kangaking Instrument Co., Ltd. and Hangzhou Yangchi Medicine Article Co., Ltd. and the primary competitors for chemical indicators are 3M and Shandong Xinhua Medical Instrument Co., Ltd. Domestic competition comes from regional companies which tend to offer products in small geographic areas and do not distribute their product lines throughout China.

         Our primary domestic competitors include:


    Competitor                  Products

    3M:                        Hand disinfectant, skin and mucous disinfectant
    Ace:                       Skin and mucous disinfectant
    Chengdu Kangaking:         medical equipment and devices
    Hangzhou Yangchi:          sterilized Q-tip
    Shandong Xinhua:           chemical indicators

         Our primary foreign competitor is 3M Company which has had a presence in China for more than 20 years. 3M Company entered the hand disinfection market at the end of 2004 and primarily offers products in the areas of index and control devices and some disinfectant machines. At present 3M Company has five products which target use in operating rooms and its products are found in some provincial capital cities of China such as Shanghai, Beijing, Guangzhou, Hangzhou, Nanjin, Chengdu and Xi'an. 3M Company's product line in China is very narrow and there are few overlapping products between 3M Company and our company.

         Another foreign competitor is Johnson & Johnson, which established operations in China in 1994. In China, Johnson & Johnson offers a variety of skin, hand, and medical equipment disinfectants. Prior to the recent initiatives by the government, disinfectant products were marketed based on price and despite the brand awareness of Johnson & Johnson; its products did not have widespread reception amongst the community. Furthermore, Johnson & Johnson does not offer a wide variety of disinfectant products in China. Due to the difficulties in attaining a critical mass Johnson & Johnson recently withdrew from the surgical disinfectant market in China and has refocused its efforts on the disinfection of medical devices.

Government Regulations

         Our business and operations are located in the PRC. We are subject to local food, drug, environmental laws related to certification of manufacturing and distributing of any disinfectant. We are also licensed by the Shanghai City Government to manufacture and distribute disinfectants. We are in substantial compliance with all provisions of those licenses and have no reason to believe that they will not be renewed as required by the applicable rules of Shanghai. In addition, our operations must conform to general governmental regulations and rules for private companies doing business in China.

         Pursuant to the July 2002 Ministry of Public Health 27th Order of Ministry of Health of the People's Republic of China, all disinfectant manufacturers in China must obtain a license to manufacture hygiene disinfectants. Prior to release, all disinfectant instruments must obtain the official hygiene permit document of Ministry of Public Health and the approval of the provincial hygiene administrative department. The implementation of these improved production standards and licenses has effectively decreased the competitiveness of small to mid size manufacturers with single product and inferior technical content. Presently we meet all standards initiated by this ordinance and we have been granted 26 hygiene licenses by the Ministry of Public Health. We have filed applications for two additional products.

         We are also subject to various other rules and regulations, including the People's Republic of China Infectious Disease Prevention and Cure Law, Disinfection Management Regulation, Disinfection Technique Regulation, Disinfection Product Manufacturer Sanitation Regulation, and Endoscope Rinse and Disinfection Technique Manipulation Regulation. We believe we are in material compliance with all of the applicable regulations.

PRC Legal System

         Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our business operations or prospects.

Economic Reform Issues

         Since 1979, the Chinese government has reformed its economic systems. Many reforms are unprecedented or experimental; therefore they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

         Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi ("RMB"), restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

         To date reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to

China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

China's Accession into the WTO

         On November 11, 2001, China signed an agreement to become a member of the World Trade Organization ("WTO"), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China's membership in the WTO was effective on December 11, 2001. China has agreed, upon its accession to the WTO, to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. China's accession to the WTO may favorably affect our business in that reduced market barriers and a more transparent investment environment will facilitate increased investment opportunities in China, while tariff rate reductions and other enhancements will enable us to develop better investment strategies for our clients. In addition, the WTO's dispute settlement mechanism provides a credible and effective tool to enforce members' commercial rights.

Employees

         Likang employs approximately 163 full time employees, including our executive officers, as follows:

DEPARTMENT                                            NUMBER OF EMPLOYEES
----------------------------------------------------- -------------------
Administrative center                                 7
----------------------------------------------------- -------------------
Accounting                                            19
----------------------------------------------------- -------------------
Production                                            73
----------------------------------------------------- -------------------
Logistics                                             36
----------------------------------------------------- -------------------
Sales and Marketing staff in Shanghai                 19
----------------------------------------------------- -------------------
Research and development                              9
----------------------------------------------------- -------------------
Total                                                 163
----------------------------------------------------- -------------------

History of our company

         We were incorporated in the state of Colorado on December 11, 1996. From our inception through December 28, 1999, we were involved in the business of acquiring, developing and operating oil and gas properties. On December 28, 1999, we sold 60% of our issued and outstanding common stock to HBOA.Com, Inc., a District of Columbia corporation ("HBOA-DC"). Pursuant to this stock sale, there was a change in our business and management team and we began to focus on HBOA's business, which was related to the sale of products and services to the owners of home based businesses through its Internet web site.

         On May 31, 2000, HBOA-DC was merged with and into our wholly owned subsidiary, HBOA.Com, Inc., a Florida corporation ("HBOA-FL"). In June 2000, we began to develop our application service provider business, in addition to HBOA's web site. We focused on development of an Internet portal through which home based business owners, as well as commercial private label businesses, obtain the products, services, and information necessary to start, expand and profitably run their businesses. On November 10, 2000, our shareholders approved our proposal to change our name from Mizar Energy Company to HBOA Holdings, Inc. and to change our state of incorporation from Colorado to Florida and recorded a loss of approximately $258,000. On December 28, 2000, we formed a new subsidiary, Aerisys, Incorporated, a Florida corporation, to handle commercial private business. Effective as of July 18, 2003, we changed our name to Kirshner Entertainment & Technologies, Inc.

         On May 2, 2005, we closed a share exchange with all of the shareholders of Linkwell Tech in which we acquired 100% of the issued and outstanding shares of Linkwell Tech's common stock in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell Tech became our wholly owned subsidiary. Linkwell Tech was founded in June 2004. On June 30, 2004, Linkwell Tech acquired 90% of Likang through a stock exchange with Shanghai Likang Pharmaceuticals Technology Company, Limited, the then 90% shareholder of Likang. Shanghai Shanhai Group, an unaffiliated third party, owns the remaining 10% of Likang. Shanghai Shanhai Group is owned by Group Employee Share-holding Commission (16.25%) and Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). Likang's officers and directors, Messrs. Xue Lian Bian and Wei Guan, own Shanghai Likang Pharmaceuticals Technology Company, Limited, owning 90% and 10%, respectively, of that company.

         Our then officers and directors resigned at the closing of the share exchange and Messrs. Wei Guan and Xue Lian Bian, who were the officers and directors of Linkwell Tech, were appointed our officers and directors. In connection with the share exchange, in order to satisfy all outstanding obligations and indebtedness owed by our company to our former CEO and certain third parties, Linkwell Tech provided us $175,000 which we provided to our former CEO to be used by him to satisfy these obligations. We also issued our former CEO 1,400,000 shares of our common stock.

         In July 2005 we changed our name to Linkwell Corporation. As described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Sale of Aerisys Incorporated" in February 2006 we sold our interest in that subsidiary to our former CEO in exchange for the assumption of all liabilities related to it.

Legal Proceedings

         We are not a party to any material litigation presently pending nor, to the best of our knowledge, have any such proceedings been threatened, except as follows.

         In January 2004, the SEC commenced an informal inquiry of our company. At this time we have not received any further information on this matter and are therefore uncertain of the status of the SEC's informal investigation.

Property

         Our facilities include our principal executive offices, located at No. 476 Hutai Branch Road, Baoshan District, Shanghai, China, and our two manufacturing facilities are located at 1104 Jiatang Road, Jiading District, Shanghai, 201807 and 2058 Linqiao Road, Zhuhang Town, Jinshan District, Shangahi, 201506. We own all of the manufacturing equipment in both of our factories. We lease our principal executive office building, which consists of approximately 14,000 square feet, from Shanghai Shanhai Group, an unaffiliated third party, under a lease expiring in December 2010. Until February 2006 we leased approximately 21,500 square feet of manufacturing space from Shanghai Likang Pharmaceutical Technology Company, Limited, an affiliate, under a lease expiring December 2006 for an annual rent of approximately $10,890. In February 2006 we purchased this building, which includes an assignment of the land use permit, for $333,675. See "Certain Relationships and Related Transactions" appearing later in this prospectus. We lease approximately 4,300 square feet of manufacturing space from Shanghai Jinshan Zhuhang Plastics Lamps Factory, an unaffiliated third party, under a lease expiring in December 2006 for an annual rent of approximately $3,125.

                                   MANAGEMENT

Directors and executive officers

         Name                     Age             Positions

         Xue Lian Bian            40     Chief Executive Officer, President and
                                         Chairman of the Board
         Wei Guan                 40     Vice President, Secretary and director

         Xue Lian Bian. Mr. Bian has served as our Chief Executive Officer, President and director since May 2, 2005, Chief Executive Officer, President and director of Linkwell Tech since its inception in June 2004 and General Manager of Shanghai Likang Disinfectant Company, Limited since 1993. From 1990 to 1993, he was a project assistant in charge of science and technology achievement application in the Second Military Medical University, Shanghai, China. From 1986 to 1990, Mr. Bian was a member of the technical staff in the Epidemiological Institute in the Second Military Medical University. Mr. Bian contributed to the compilation of "Disinfection - Antiseptic - Anticorrosion - Preservation" and "Modern Disinfection Study" of which the first book laid the foundation of the Chinese disinfectant study. Mr. Bian started related research with his colleagues on the microbiology sterilization effect examination, high strength ultraviolet lamp tube and decontaminating apparatus prior to the inception of Likang. Mr. Bian graduated from the China Army Second Military Medical University in 1990 with a bachelor degree in public health.

         Wei Guan. Mr. Guan has served as our Vice President and a member of our Board of Directors since May 2, 2005. He has served as Vice President of Linkwell Tech since its inception in June 2004 and vice General Manager of Shanghai Likang Disinfectant Company, Limited since 2002. From 1987 to 1990, Mr. Guan worked Hunan Machinery Importing & Exporting Corporation as a member of management. From 1990 to 2002, Mr. Guan worked for Division of Importing and Export at Worldbest Group as a general manager. Mr. Guan graduated from Hunan University in Changsha, Hunan Province with a bachelor degree in Industry Foreign Trading in 1987.

         There are no family relationship between any of the executive officers and directors. Directors are elected at our annual meeting of shareholders and hold office for one year or until his or her successor is elected and qualified.

Key Employees

         Mr. Guoqiang Fan. Mr. Fan, 42, has been our Vice-General Manager in charge of marketing since May 2005 and has held the same position at Likang since 1997. From 1987 to 1997, Mr. Fan was employed at the Population College of Jiangsu Province as a teacher. Prior to his work as a teacher, Mr. Fan worked at Second Military Medical University's Shanghai Hospital as a pharmacist. Mr. Fan graduated from the Second Military Medical University School of Pharmacy with a degree in medicine.

         Ms. Gendi Li . Ms. Li, 54, has served as Likang's Controller since 2003. From 1996 to 2003, Ms. Li was employed as an Executive Accountant and Financial Manager for QiaoFu Construction Holding Company (Shanghai). From 1993 to 1996, Ms. Li was employed as an Executive Accountant and Head of the Finance Department at Shanghai Yuxin Machinery Co., Ltd. From 1968 to 1993, Ms. Li was employed in various financial positions, including Executive Accountant, and Head of the Finance Department at First Plastic Machinery Factory. Ms. Li graduated from the Shanghai Finance and Economics Institute.

         Mr. Wensheng Sun. Mr. Sun, 38, has been Likang's Vice-General Manager for Production since 1995 and has held the same position at Likang since 1995 following completion of his Masters degree in Medicine at the Second Military Medical University School of Pharmacy.

U.S. Advisor

         On August 24, 2005, we engaged China Direct Investments, Inc., whose staff includes Chinese-speaking individuals with experience in operation and regulatory framework applicable to U.S. public companies, as a consultant to advise the our management in areas related to marketing and operational support in the U.S., media and public relations, mergers and acquisitions, financial advisory and SEC disclosure compliance. In addition, China Direct Investment also provides us with translation services for both English and Chinese documents. Under the terms of one year agreement, we issued China Direct Investments, Inc. 2,000,000 shares of the our common stock, valued at $160,000, as compensation for its services, and granted it three year warrants to purchase 2,125,000 shares of our common stock at an exercise price of $0.20 per share commencing in January 2006. We also agreed to pay China Direct Investments, Inc. additional fees for its services as may be mutually agreed upon. Messrs. James Wang, Marc Siegel and David Stein are the officers, directors and shareholders of China Direct Investments, Inc.

Committees of the Board of Directors

         Our Board of Directors has not established any committees, including an Audit Committee or a Nominating Committee. The functions of those committees are being undertaken by the entire board as a whole. As we expand our board in the future to include independent directors we will establish an Audit Committee.

Director Independence, Audit Committee Of The Board Of Directors And Audit Committee Financial Expert

         None of the members of our Board of Directors are "independent" within the meaning of definitions established by the Securities and Exchange Commission. Our Board of Directors are presently comprised of individuals who were integral in Likang's operations. As a result of our limited operating history and minimal resources, small companies such as ours generally have difficulty in attracting independent directors. In addition, we will require additional resources to obtain directors and officers insurance coverage which is generally necessary to attract and retain independent directors. As we grow, in the future our Board of Directors intends to seek additional members who are independent, have a variety of experiences and backgrounds, who will represent the balanced, best interests of all of our shareholders and at least one of which who is an "audit committee financial expert" described below.

         None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

         o understands generally accepted accounting principles and financial statements,
         o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
         o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
         o        understands internal controls over financial reporting, and
         o        understands audit committee functions.

Code of Ethics

         In December 2005, we adopted a Code of Ethics applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Ethics is a written standard designed to deter wrongdoing and to promote:

        o        honest and ethical conduct,
        o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
        o        compliance with applicable laws, rules and regulations,
        o        the prompt reporting violation of the code, and
        o        accountability for adherence to the Code.

         A copy of our Code of Ethics is filed as an exhibit to the registration statement of which this prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of Ethics, by written request to us at our principal offices.

Executive compensation

                                Cash Compensation

         The following table summarizes all compensation recorded by us in each of the last three fiscal years for our Chief Executive Officer and each other executive officers serving as such whose annual compensation exceeded $100,000.

                                                                         Long-Term
                                   Annual Compensation                  Compensation

                         ------------------------------------      ------------------------------
                                                                   Restricted       Securities
  Name and                                          Other Annual     Stock          Underlying          All
  Principal               Fiscal   Salary  Bonus    Compensation     Awards         Options            Other
  Position                  Year     ($)      ($)           ($)           ($)          SAR (#)         Compensation
-------------------------------------------------------------------------------------------------------------------

Gary Verdier(1)            2004     $0      $0       $0                $0               20,000            0
                           2003     $0      $0       $0                $0                    0            0
                           2002     $0      $0       $0                $0                    0            0

Daniel Zipkin(2)           2004     $0      $0       $0                $0                    0            0
                           2003     $7,500  $0       $0                $0                    0            0
                           2002     $0      $0       $0                $0                    0            0


(1) Gary Verdier has served as our CEO and President from December 28, 1999 to August 2000, from February 21, 2001 to September 19, 2003 and October 31, 2004 to May 2, 2005. On August 24, 2004 the Board of Directors granted him a five year option to purchase 10,000 shares of common stock at an exercise price of $0.15 and on January 3, 2004 the Board of Directors granted him a five option to purchase 10,000 shares of common stock at an exercise price of $1.00 per share.

(2) Mr. Zipkin served as Chief Executive Officer from September 19, 2003 to October 30, 2003.

                      Option/SAR Grants in Last Fiscal Year

         The following table sets forth information concerning individual grants of options made during fiscal 2004 to the named executive officers.


                                    % of Total
               Number of Shares    Options Granted    Exercise or
               Underlying Options  to Employees in    Base Price    Expiration
                  Granted (#)       Fiscal Year        ($/Sh)           Date

--------------------------------------------------------------------------------
Gary Verdier       10,000          5.3%                $1.00    January 3, 2009
                   10,000          5.3%                $0.15   December 31, 2009


               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

         The following table indicates each exercise of stock options (or tandem
SARS) and freestanding SARS during the last fiscal year by each of the named executive officers and the fiscal year end value of unexercised options and SARs.

                Shares                          Number of Securities Underlying             Value of Unexercised
              Acquired on         Value          Unexercised Options/SARs at              In-the-money Options/SARs at
             Exercise (#)        Realized ($)            FY End (#)                                FY End (#)
Name                                                Exercisable          Unexercisable       Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------------------------
Gary Verdier      0                 n/a                 20,000             0                    n/a               n/a



Stock Option Plans

Year 2000 Equity Compensation Plan

         On October 10, 2000, our Board of Directors adopted our Year 2000 Equity Compensation Plan under which a total of 540,000 shares of common stock are made available for the granting of awards, a portion or all of which may qualify as incentive stock options, non-incentive stock options and restricted stock grants. The purpose of the plan, which was approved by our shareholders on November 10, 2000, is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us.. If any option or restricted stock grant expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option or restricted stock grant may again be subject to an option or restricted stock grant under the 2000 Equity Compensation Plan. The number of shares available and subject to options, option prices and, to the extent applicable, the number of shares subject to any restricted stock grant will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At December 31, 2005 we did not had any options to purchase shares of our common stock outstanding under the plan.

         The 2000 Equity Compensation Plan is administered by our Board of Directors who have the sole authority to determine which eligible employees of our company receive options and restricted stock grants under the plan, the times when options and restricted stock grants are granted, the number of shares covered by the option and restricted stock grant, the provisions of any agreement and when options may be exercised or when restricted stock grants become vested. In addition, the Board has the power and authority to construe and interpret the Plan.

         Stock options may be granted by the Board at prices determined in the discretion of the Board, provided that the option price must be at least equal to the fair market value of the common stock on the date of the grant. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. The exercise price of an incentive stock option must be at least equal to the fair market value of our common stock on the date of grant or 110% of such value in the case of options granted to an individual who is a 10% or greater shareholder of our company.

         An optionee generally may exercise an option only while an employee of our company. If an optionee becomes disabled or dies while in the employ of our company, the option may be exercised within one year of the optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will an incentive stock option be exercisable after the expiration of 10 years from the date of grant or five years in the case of incentive options granted to a 10% or greater shareholder. The Board may grant to an eligible individual shares of our common stock subject to specified restrictions on transferability and vesting as provided in a written grant agreement or resolutions in which the restricted stock grant is adopted and approved by the Board. Restricted stock grants may be made in lieu or cash compensation or as additional compensation. The Board may also make restricted stock grants contingent on pre-established performance goals determined by the Board. Except for certain transfers that may be permitted by the Board, no option or restricted stock grant may be transferred by an eligible individual other than by will or the laws of descent or distribution.

         The 2000 Equity Compensation Plan terminates on October 10, 2010. The Board of Directors may at any time amend, suspend or discontinue the plan, except that no amendment may be made without the approval of the shareholders which would increase the number of shares subject to the plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the plan from the Board or a committee of the Board or materially increase the benefits accruing to participants under the plan.

Non-Qualified Stock Option Plan

         On December 21, 2000 our Board of Directors adopted our Non-Qualified Stock Option Plan under which a total of 200,000 shares of common stock are made available for granting of non-qualified stock options to officers, directors, employees and key advisors or consultants. The purpose of the plan is to encourage the participants to contribute materially to our growth. If any option expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option may again be subject to an option under the Non Qualified Stock Option Plan. The number of shares available and subject to options and option prices will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At December 31, 2005 we did not had any options to purchase shares of our common stock outstanding under the plan.

         The Non-Qualified Stock Option Plan is administered by our Board of Directors who have the sole authority to determine which who is eligible to receive grants of non-qualified options under the plan, the times when options are granted, the number of shares covered by the option, the provisions of any agreement and when options may be exercised. In addition, the Board has the power and authority to construe and interpret the Plan.

         Stock options may be granted by the Board at prices determined in the discretion of the Board and the exercise price of the option may be greater than, or less than, the fair market value of our common stock. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. An optionee generally may exercise an option only while the grantee is employed by us or otherwise providing our company services. If an optionee becomes disabled or dies while in the employ of our company or while otherwise providing services to us, the option may be exercised within 90 days after optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will a stock option be exercisable after the expiration of 10 years from the date of grant. Except for certain transfers that may be permitted by the Board, no option may be transferred by an eligible individual other than by will or the laws of descent or distribution.

         The 2000 Equity Compensation Plan terminates on December 21, 2010. The Board of Directors may at any time amend, suspend or discontinue the plan, except that no amendment may be made without the approval of the shareholders which would increase the number of shares subject to the plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the plan from the Board or a committee of the Board or materially increase the benefits accruing to participants under the plan.

2005 Equity Compensation Plan

         On June 28, 2005, our Board of Directors adopted our 2005 Equity Compensation Plan under which 5,000,000 shares of our common stock have been reserved for issuance upon the exercise of options or stock grants under the plan. Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the Plan. Only our employees are eligible to receive incentive options. The purpose of the 2005 Equity Compensation Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes. As of December 31, 2005 we had no outstanding under the plan and there were 3,000,000 shares available for issuance under the 2005 Equity Compensation Plan.

         Our Board of Directors, or a committee of the Board, administers the 2005 Equity Compensation Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each option and the exercise price. Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors, but shall not be less than the par value of our common stock on the date the option is granted.

         The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $1,000,000. Unless the plan is approved by our shareholders within one year of the effective date, no incentive stock options may be granted and all incentive stock options that may have been previously granted shall automatically be converted into non-qualified stock options. As of the date of this prospectus we have not submitted the 2005 Equity Compensation Plan to our shareholders for approval.

         The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment is to be in the form of cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which may be acceptable to the Board of Directors, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board that such loan or guarantee is reasonably expected to benefit us.

         All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier. If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment terminates for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options will terminate. If an optionee's employment terminates for any reason other than death, disability or retirement, all right to exercise the option terminate not later than 90 days following the date of such termination of employment.

         The Board of Directors may amend, suspend or terminate the plan at any time. Unless the plan shall have been earlier suspended or terminated by the Board of Directors, the 2005 Equity Compensation Plan terminates on June 28, 2015.
Limitation on liability and indemnification matters

         As authorized by the Florida Business Corporation Law, our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

          o any breach of the director's duty of loyalty to our company or its shareholders; o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          o unlawful payments of dividends or unlawful stock redemptions or repurchases; and o any transaction from which the director derived an improper personal benefit.

         This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Likang is engaged in business activities with Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliated entity. Messrs. Xuelian Bian and Wei Guan, our officer, directors and principal shareholders, are the shareholders of Shanghai Likang Pharmaceuticals Technology Company, Limited, owning 90% and 10%, respectively. We previously leased approximately 21,500 square feet of manufacturing space from Shanghai Likang Pharmaceuticals Technology Company, Limited for approximately $11,500 annually. In February 2006 we entered into an asset purchase agreement with Shanghai Likang Pharmaceuticals Technology Company, Limited and Mr. Bian under which we purchased this previously leased building for $333,675. The funds representing the consideration had previously been advanced to Shanghai Likang Pharmaceuticals Technology Company, Limited and were reflected on our balance sheet at September 30, 2005 as due from an affiliate.

         Shanghai Likang Pharmaceuticals Technology Company, Limited distributes our products to the commercial medical industry. At September 30, 2005 Shanghai Likang Pharmaceuticals Technology Company, Limited owed us approximately $678,000 as a related party receivable for products purchased from us.

         Likang is engaged in business activities with other related entities, including:

         o    Shanghai Likang Meirui Pharmaceutical High-Tech Co., Limited.


         Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. is a supplier of both raw materials and finished products to Likang. Specifically Shanghai
Likang Meirui Pharmaceutical High-Tech Co., Ltd. provides Likang with Ozone producing device equipment and Ultraviolet radiation lamp lights to Likang. In addition, under the terms of a two year agreement entered into in January 2005 Shanghai Likang Meirui Pharmaceuticals High-Tech Co., Ltd. produces the Lvshaxing Air Disinfectant Machine and Likang Surgery hand-washing table for Likang. In January 2005 Likang signed a two year agreement with Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. to market its products to the retail/consumer market using Shanghai Likang Meirui Pharmaceutical High-Tech
Co. Ltd.'s proprietary sales network which caters to the retail/consumer market in China. At September 30, 2005, Likang owed Shanghai Likang Meirui Pharmaceuticals High-Tech Company $4,667. Shanghai Shanhai Group is the majority owner of Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd., owning a 68% interest.


         o    Shanghai Shanhai Group.


         Shanghai Shanhai Group, which is the minority shareholder of our Likang subsidiary, is owned by Group Employee Share-holding Commission (16.25%) and Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). We lease our principal executive offices from Shanghai Shanhai Group for $10,600 a year. Shanghai Shanhai Group also holds the land use permit for the principal executive office building. .

         At September 30, 2005, we owed $15,000 to a shareholder for working capital advanced to our subsidiary, Aerisys. The advances are non-interest bearing and are payable on demand.

         For the fiscal year ended December 31, 2004, Likang made distributions to its shareholders, Shanghai Likang Pharmaceuticals Technology Company, Limited and Shanghai Shanhai Group, in the aggregate amount of $559,633. Shanghai Likang Pharmaceuticals Technology Company, Limited is owned by Messrs. Bian and Guan, our officers and directors.

                             PRINCIPAL SHAREHOLDERS

         At December 31, 2005, there were 45,304,139 shares of our common stock issued and outstanding which is our only outstanding class of voting securities. The following table sets forth, as of December 31, 2005, information known to us relating to the beneficial ownership of these shares by:

        o each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;
        o        each director;
        o        each executive officer; and
        o        all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of No. 476 Hutai Branch Road, Baoshan District Shanghai, China 200436.

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from December 31, 2005 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of December 31, 2005, have been exercised or converted. Unless otherwise noted, the address of each of these principal shareholders is our principal executive offices.

Name of                           Amount and Nature of              Percentage
Beneficial Owner                  Beneficial Ownership              of Class

Xue Lian Bian                       22,670,919                         50.0%
Wei Guan                            13,602,551                         30.1%
All officers and directors
as a group (two persons)            36,273,470                         80.1%
China Direct Investments, Inc. (1)   3,080,000                          6.5%
CIIC Investment Banking
  Services Co., Ltd. (2)             2,715,260                          5.8%

         *        represents less than 1%

(1) The number of shares beneficially owned by China Direct Investments, Inc. includes 955,000 shares of common stock presently outstanding and 2,125,000 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share. Messrs. James Wang, David Stein and Marc Siegel have voting and dispositive control over securities held by China Direct Investments, Inc. China Direct Investments, Inc. serves as the U.S. advisor to our company. See "Management - U.S. Advisor" appearing on page 42 of this prospectus. The number of shares beneficially owned by China Direct Investments, Inc. excludes any securities owned individually by Messrs. Wang, Stein and Siegel, or any entities over which they may hold voting or dispositive control.

(2) The number of shares beneficially owned by CIIC Investment Banking Services Co., Ltd. includes 900,000 shares of common stock which are presently outstanding, 907,630 shares of common stock issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 907,630 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share. Professor Shan Ting Ting has voting and dispositive control over securities held by CIIC Investment Banking Services Co. Ltd. The number of shares beneficially owned by CIIC Investment Banking Services Co. Ltd. excludes any shares owned individually by Professor Shan Ting Ting.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 150,000,000 shares of common stock, $.0005 par value per share, and 10,000,000 shares of preferred stock, no par value, of which 500,000 shares have been designated as Series A Convertible Preferred Stock and 1,500,000 shares have been designated as Series B 6% Cumulative Convertible Preferred Stock. As of December 31, 2005 there are 45,304,139 shares of common stock, 375,345 shares of Series A Convertible Preferred Stock and 1,500,000 shares of our Series B 6% Cumulative Convertible Preferred Stock issued and outstanding.

Common stock

         Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

         Our Board of Directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

         The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

         Series A Convertible Preferred Stock

         Our Board of Directors has created a series of 500,000 shares of preferred stock designated as Series A Convertible Preferred Stock. The designations, rights and preferences of the Series A Convertible Preferred Stock provide:

         o the stated value of the Series A Convertible Preferred Stock is $0.80 per share,

         o the Series A Convertible Preferred Stock is entitled to a cumulative dividend of 6% per annum, when declared by our Board of Directors, payable annually in arrears commencing May 31, 2006. The dividend is payable in cash or shares of our common stock at our option. If we elect to pay dividends in the form of shares of our common stock, for purposes of the calculation the shares are valued at the average closing price of our common stock for the 10 trading days preceding the date of the dividend,

         o the shares of Series A Convertible Preferred Stock do not have any voting rights, except as may be provided under Florida law,

         o the shares are not redeemable by us nor are they subject to any call option, and

         o each share of Series A Convertible Preferred Stock is convertible at the option of the holder into shares of our common stock, subject to adjustment in the event of stock splits and stock dividends, based upon a conversion value of $0.08 per share which presently results in the issuance of 10 shares of common stock upon the conversion of each share of Series A Convertible Preferred Stock; provided that no holder has the right to converted his shares of Series A Convertible Preferred Stock if by virtue of such conversion the holder would become the beneficial owner of 5% or more of our common stock.

         Series B 6% Cumulative Convertible Preferred Stock

         Our Board of Directors has created a series of 1,500,000 shares of preferred stock designated as Series B 6% Cumulative Convertible Preferred Stock. The designations, rights and preferences of the Series B 6% Cumulative Convertible Preferred Stock provide:

         o        the stated value of each share is $1.00,

         o the shares pay cumulative dividends of 6% per annum beginning on October 31, 2006, which increases to 20% per annum if an "event of default" has occurred. For the purposes of the dividends, an "event of default" means:

         o if we fail to pay the dividend within seven days after written notice from the holder,

         o if any representation or warrant contained in the subscription agreement for the sale of the security proves to be false or misleading if we breach any material covenant or term of the subscription agreement or the designations of the Series B 6% Cumulative Convertible Preferred Stock and we do not cure the breach within seven days after notice from the holder,

         o if we default under a material term of a material agreement, if a judgment should be entered against us for more than $50,000 or if we declare bankruptcy or we make an assignment for the benefit of our creditors,

        o if our common stock should be prevented from trading by order of the SEC or the NASD or if our common stock should no longer be quoted on the OTCBB, or any exchange or automated quotations system, or

       o if we fail to reserve a proper number of shares of our common stock for issuance upon the possible conversion of the Series B 6% Cumulative Convertible Preferred Stock, or fail to timely deliver shares of our common stock upon a possible conversion of our Series B 6% Cumulative Convertible Preferred Stock of if we fail to secure a timely effectiveness of the registration statement of which this prospectus is a part.

                  The dividends are payable in cash or at our options shares of registered common stock. If we elect to pay dividends in the form of shares of our common stock, for purposes of the calculation the shares are valued at the average closing price of our common stock for the 10 trading days preceding the date of the dividend,

         o the shares carry a liquidation preference equal to the stated value plus any accrued but unpaid dividends,

         o the shares of Series B 6% Cumulative Convertible Preferred Stock do not have any voting rights except as may be provided under Florida law,

         o the shares are not redeemable by us nor are they subject to any call option, and

         o each shares of Series B 6% Cumulative Convertible Preferred Stock, as well as the value of all accrued by unpaid dividends, is convertible at the option of the holder into shares of our common stock at an initial conversion price of $0.10 per share, provided that no holder has the right to converted his shares of Series B 6% Cumulative Convertible Preferred Stock if by virtue of such conversion the holder would become the beneficial owner of than 4.99% of our common stock. This ownership limitation can be waived by the holder upon 61 days notice to us. The conversion price is subject to adjustment in the event of stock splits,reclassifications or stock dividends. In addition, so long as the shares of Series B 6% Cumulative Convertible Preferred Stock are outstanding, if we should issue shares of common stock or securities convertible or exchange for shares of our common stock at an effective price less than the then conversion price of the Series B shares, we are required to issue additional shares of our common stock so that the average per share purchase price of the shares of common stock issued to the Subscriber is equal to such other lower price per share and the conversion price of the Series B 6% Cumulative Convertible Preferred Stock will also be automatically be adjusted to such other lower price.

Common Stock Purchase Warrants

         At December 31, 2005 we had outstanding a common stock purchase warrants to purchase an aggregate of 37,134,865 shares of our common stock as follows:

         Warrants issued in the Series A Convertible Preferred Stock transaction

         In connection with the sale of shares of our Series A convertible preferred stock in June 2005, we issued the purchasers five-year common stock purchase warrants to purchase an aggregate of 3,753,450 shares of our common stock with an exercise price of $0.10 per share. Other than the exercise price, all other terms of the warrant issued to are identical to the common stock purchase warrants issued to the purchasers in the offering.

         The warrants contain a cashless exercise provision which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations, or in the event we undertake an offering of securities with an exercise price below the exercise price of these warrants in which event the exercise price would be adjusted downward.

         Warrants issued in the Series B 6% Cumulative Convertible Preferred Stock transaction

         In December 2005 we issued five year Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of our common stock at an exercise price of $0.20 per share and five year Class B Common Stock Purchase Warrants to purchase 15,866,665 shares of our common stock at an exercise price of $0.30 per share in connection with the sale of our Series B 6% Cumulative Convertible Preferred Stock. Other than the exercise price the terms of the warrants are identical. These warrants are not exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

         Until such time as the registration statement of which this prospectus is a part is declared effective by the SEC, the exercise price of the warrants is payable only in cash. Until such time, or if we should fail to maintain the effectiveness of the registration statement, the warrant holders can exercise the warrants on a cashless basis which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations. In addition, so long as the warrants are outstanding, if we should issue shares of common stock or securities convertible or exchange for shares of our common stock at an effective price less than the then conversion price of the warrants the exercise price of the warrants will also be automatically be adjusted to such other lower price.

         Other Outstanding Warrants

         In July 2003 in connection with a private offering of our securities we issued the investors in the offering common stock purchase warrants to purchase an aggregate of 247,750 shares of our common stock. The warrants, which expire on May 15, 2006, have an exercise price $2.50 per share.

         Between October 2002 and July 2004 we issued warrants to purchase an aggregate of 142,000 shares of our common stock with exercise prices ranging from $0.20 to $1.00 per share and expiring between July 2008 and October 2012 in connection with services rendered to us.

         In January 2006 we issued China Direct Investments, Inc. three year common stock purchase warrants to purchase 2,125,000 shares of our common stock at an exercise price of $0.20 per share as additional compensation. See "Management - U.S. Advisor" appearing earlier in this prospectus. We have included the shares of common stock issuable upon the exercise of this warrant in the registration statement of which this prospectus is a part.

Transfer agent

         The transfer agent for our common stock is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, telephone 303-282-4800.

                            SELLING SECURITY HOLDERS

The Selling Security Holders

         The following table sets forth

        o        the name of each selling security holder,
        o        the number of shares owned, and
        o the number of shares being registered for resale by each selling security holder.

         The information presented herein is derived from a record list of our shareholders and warrant holders. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling security holders will not own any shares after the offering.


                                 Number        Percentage          Shares            Shares to         Percentage
Name of selling                  of shares     owned before         to be             be owned        owned after
security holder                  owned           offering         offered           after offering       offering
---------------                  -----           --------         -------           --------------       --------
Alpha Capital
Aktiengesellschaft (1)            2,892,743         4.99%         12,266,666            0                n/a
Alvin Siegel (2)                    750,000          1.6%            750,000            0                n/a
China Direct
Investments, Inc. (3)             3,080,000          6.5%          3,080,000            0                n/a
CIIC Investment Banking
  Services Co., Ltd. (4)          2,715,260          5.8%          2,715,260            0                n/a
David A. Stein (5)                  750,000          1.6%            750,000            0                n/a
Edge Capital Partners, Ltd. (6)   2,422,552         4.99%          3,250,000            0                n/a
Edge, LLC (7)                       750,000          1.6%            750,000            0                n/a
George Williams I.R.A. (8)        1,500,000          3.2%          1,500,000            0                n/a
Hong Zhou (9)                        91,360            *              91,360            0                n/a
Huiging Qian (10)                   151,640            *             151,640            0                n/a
Jia Gu (11)                         121,020            *             121,020            0                n/a
Utica Advisors, LLC (12)            266,666            *             266,666            0                n/a
Monarch Capital Fund, Ltd. (13)   2,859,477         4.99%         12,000,000            0                n/a
Osher Capital, Inc. (14)          2,423,683         4.99%          3,266,666            0                n/a
Quingxuan Jiang (15)                125,000            *             125,000            0                n/a
Shaoyin Wang (16)                    75,000            *              75,000            0                n/a
Sharon Standowski (17)              750,000          1.6%            750,000            0                n/a
Shenya Gong (18)                    351,260            *             351,260            0                n/a
Tingting Shan (19)                   60,000            *              60,000            0                n/a
Weiling Feng (20)                    91,360            *              91,360            0                n/a
Whalehaven Capital Fund
Limited (21)                      2,709,777         4.99%          9,000,000            0                n/a
Yewen Xi (22)                     1,875,000          4.0%          1,875,000            0                n/a
Yonghua Cai (23)                  1,000,000          2.2%          1,000,000            0                n/a
Ellis International, Ltd. (24)    2,413,703         4.99%          3,066,667            0                n/a
                                                                  -----------
                                                                  57,353,565

*        less than 1%

(1) Alpha Capital Aktiengesellschaft holds 400,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants to purchase an aggregate of 8,266,666 shares at exercise prices ranging from $0.20 to $0.30 per share. The number of shares offered includes 4,000,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 8,266,666 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Alpha Capital Aktiengesellschaft received warrants to purchase 266,666 shares of our common stock at an exercise price of $0.20 per share as a due diligence fee in connection with the sale of our Series B 6% Cumulative Convertible Preferred Stock in December 2005. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us. Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Aktiengesellschaft.

(2) The number of shares owned and offered includes 250,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that
(a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(3) The number of shares owned and offered includes 955,000 shares of common stock presently outstanding and 2,125,000 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share. Messrs. James Wang, David Stein and Marc Siegel have voting and dispositive control over securities held by China Direct Investments, Inc. China Direct Investments, Inc. serves as the U.S. advisor to our company. See "Management - U.S. Advisor" appearing on page 42 of this prospectus. The number of shares beneficially owned by China Direct Investments, Inc. excludes any shares owned individually by Mr. Siegel or the holdings of Edge LLC or Edge Capital Partners, Ltd., entities over which he holds voting and dispositive power, or any shares owned individually by Mr. Stein. See footnotes 5, 6 and 7 to this table.

(4) The number of shares owned and offered includes 900,000 shares of common stock which are presently outstanding, 907,630 shares of common stock issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 907,630 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share. Professor Shan Ting Ting has voting and dispositive control over securities held by CIIC Investment Banking Services Co. Ltd. The number of shares beneficially owned by CIIC Investment Banking Services Co. Ltd. excludes any shares owned individually by Professor Shan Ting Ting. See footnote 19 to this table.

(5) The number of shares owned and offered includes250,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that
(a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us. Mr. Stein is a principal of China Direct Investments, Inc. which acts as an advisor to our company. The number of shares beneficially owned by Mr. Stein excludes any shares owned by China Direct Investments, Inc., an entity over which he holds voting and dispositive control. See footnote 3 to this table.

(6) Edge Capital Partners, Ltd. holds 87,500 shares of our Series A Convertible Preferred Stock, 50,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants to purchase 1,875,000 shares of our common stock at exercise prices ranging from $0.10 to $0.30 per share. The number of shares offered includes 875,000 shares issuable upon the conversion of shares of Series A Convertible Preferred Stock, 500,000 shares issuable upon the conversion of shares of Series B 6% Cumulative Convertible Preferred Stock and 1,875,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.10 to $0.30 per share. Mr. Marc Siegel has voting and dispositive control over securities held by Edge Capital Partners, Ltd. Mr. Siegel is a principal of China Direct Investments, Inc. which acts as an advisor to our company. The number of shares beneficially owned by Edge Capital Partners, Ltd. excludes any shares owned individually by Mr. Siegel or the holdings of Edge LLC or China Direct Investments, Inc., entities over which he holds voting and dispositive power. See footnotes 3 and 7 to this table. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(7) The number of shares owned and offered includes 250,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Mr. Marc Siegel has voting and dispositive control over securities held by Edge LLC. Mr. Siegel is a principal of China Direct Investments, Inc. which acts as an advisor to our company. The number of shares beneficially owned by Edge LLC excludes any shares owned by individually Mr. Siegel or the holdings of Edge Capital Partners, Ltd. or China Direct Investments, Inc., entities over which he holds voting and dispositive power. See footnotes 3 and 6 to this table. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(8) The number of shares owned and offered includes 500,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 1,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Mr. George Williams has voting and dispositive control over securities held by George Williams I.R.A. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(9) The number of shares owned and offered includes 45,680 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 45,680 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share.

(10) The number of shares owned and offered includes 75,820 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 75,820 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share.

(11) The number of shares owned and offered includes 60,510 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 60,510 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share.

(12) The number of shares owned and offered includes 266,666 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share. Utica Advisors, LLC received warrants to purchase 266,666 shares of common stock at an exercise price of $0.20 per share as a due diligence fee in connection with the sale of our Series B 6% Cumulative Convertible Preferred Stock in December 2005. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

(13) Monarch Capital Fund, Ltd. holds 400,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants exercisable into 8,000,000 shares of our common stock with exercise prices ranging from $0.20 to $0.30 per share. The number of shares offered includes 4,000,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 8,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Mr. Joseph Franck has voting and dispositive control over securities held by Monarch Capital Fund, Ltd. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(14) Osher Capital Inc. holds 100,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants exercisable into 2,000,000 shares of our common stock with exercise prices ranging from $0.20 to $0.30 per share. The number of shares owned and offered includes 1,000,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 2,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Osher Capital, Inc. received warrants to purchase 266,666 shares of our common stock at an exercise price of $0.20 per share as a due diligence fee in connection with the sale of our Series B 6% Cumulative Convertible Preferred Stock in December 2005. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital, Inc. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(15) The number of shares owned and offered includes 62,500 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 62,500 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share.

(16) [The number of shares owned and offered includes 37,500 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 37,500 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share.

(17) The number of shares owned and offered includes 250,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(18) The number of shares owned and offered includes 175,630 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 175,630 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share.

(19) The number of shares owned and offered includes 30,000 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 30,000 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share. The number of shares beneficially owned by Professor Shan Ting Ting excludes any shares owned by CIIC Investment Banking Services Co., Ltd. over which Professor Shan Ting Ting has voting and dispositive control. See footnote 4 to this table.

(20) The number of shares owned and offered includes 45,680 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 45,680 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share.

(21) Whalehaven Capital Fund Limited holds 300,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants exercisable into 6,000,000 shares of our common stock with exercise prices ranging from $0.20 to $0.30 per share. The number of shares offered includes 3,000,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 6,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Mr. Michael Finkelstein has voting and dispositive control over securities held by Whalehaven Capital Fund Limited. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(22) The number of shares owned and offered includes 937,500 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 937,500 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share.

(23) The number of shares owned and offered includes 500,000 shares issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share.

(24) Ellis International, Ltd. holds 100,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants exercisable into 2,066,667 shares of our common stock with exercise prices ranging from $0.20 to $0.30 per share. The number of shares offered includes 1,000,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 2,066,667 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Ellis International Ltd. received warrants to purchase 66,667 shares of common stock at an exercise price of $0.20 per share as a due diligence fee in connection with the sale of our Series B 6% Cumulative Convertible Preferred Stock in December 2005.Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that
(a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

         None of the selling security holders are broker-dealers or affiliates of broker-dealers. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o       privately negotiated transactions;
         o       settlement of short sales;
         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
         o       a combination of any such methods of sale; or
         o       any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

         The selling security holder and these broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with the sales.

         The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

         The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

Special considerations related to penny stock rules

         Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

        o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

        o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

        o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

        o a toll-free telephone number for inquiries on disciplinary actions;

        o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

        o       other information as the SEC may require by rule or regulation.

         Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

        o      the bid and offer quotations for the penny stock;

        o the compensation of the broker-dealer and its salesperson in the transaction;

        o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

        o monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of December 31, 2005, we had 45,304,139 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 39,673,470 shares of our common stock are "restricted securities". We have included 1,855,000 shares, which are considered restricted securities in the registration statement of which this prospectus is a part. These shares may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

         In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

         The consolidated financial statements as of and for the years ended December 31, 2004 and 2003 of Linkwell Tech Group, Inc. and subsidiary and included in this prospectus have been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS

                                                Page
Prospectus Summary..........................      2
Cautionary Statements Regarding
Forward-Looking Information ......................4
Risk Factors................................      4
Market for Common Equity and Related
Shareholder Matters.........................     13   LINKWELL CORPRATION
Capitalization..............................     14
Use of Proceeds.............................     15
Management's Discussion and
  Analysis or Plan of Operation.............     15
Our Business................................     26       PROSPECTUS
Management..................................     42
Certain Relationships and
    Related Transactions....................     50
Principal Shareholders......................     51
Description of Securities...................     52   ________________, 2006
Selling Security Holders....................     56
Plan of Distribution .......................     60
Shares Eligible for Future Sale.............     63
Legal Matters...............................     63   57,353,565 SHARES
Experts.....................................     63
Additional Information......................     64
Financial Statements........................    F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

     (a) the officer or director conducted himself or herself in good faith;

     (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

     (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

     Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee........................................$   1,328
Legal Fees and Expenses*...............................................   25,000
Accounting Fees and Expenses*..........................................   10,000
Financial Printing*....................................................    5,000
Transfer Agent Fees*...................................................    1,000
Blue Sky Fees and Expenses*............................................    1,500
Miscellaneous*.........................................................      172
                                                                          ------
          TOTAL........................................................  $44,000
                                                                          ======
* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In July 2003 we sold 247,500 shares of our common stock to nine investors in a private offering at an offering price of $1.00 per share. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. We also issued one warrant for each share purchased in the offering, an aggregate of 247,500 warrants. The exercise price of the warrants is $2.50 per share and the warrants expire on May 15, 2006. We issued these shares and the warrants to the investors in reliance upon Section 4(2) of the Securities Act.

         In September 2003, we sold approximately 135,135 shares of our common stock to five investors in a private offering at a price of $.74 per share. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. We issued these shares to the investors in reliance upon Section 4(2) of the Securities Act.

         In February 2003 we sold 60,000 shares of our common stock at a purchase price of $1.00 per share to one investor. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         During fiscal 2003 we issued 205,000 shares of our common stock to three consultants as compensation for consulting services valued at $237,000. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In October 2004 we sold 10,000 shares of our common stock to one investor at a purchase price of $1.00 per share. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In April 2005, we issued 150,000 shares of common stock to a former employee for services rendered which were valued at $15,000. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

         In May 2005, we issued 36,273,470 shares of our common stock to two individuals under the terms of a Share Exchange Agreement dated May 2, 2005. This transaction, which resulted in Linkwell Tech becoming a wholly owned subsidiary of our company, was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that Act. The participants were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. Additionally, in connection with the share exchange agreement, we issued an aggregate of 1,855,000 shares of common stock to China Direct Investments, Inc. and CIIC Investment Banking Services Co., Ltd., accredited investors, for services related to the share exchange agreement in a transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In connection with the share exchange agreement, we also issued our former CEO 1,400,000 shares of our common stock. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In June 2005, we sold 375,345 shares of our Series A Convertible Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares to a total of 12 investors, two of whom were accredited investors and 10 who were "sophisticated" within the meaning of federal securities laws. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. We received proceeds of approximately $234,240 (net of costs of $65,760). The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, and Regulation S, as transactions by an issuer not involving a public offering. Each of the transactions exempt by Regulation S was an "offshore" transaction to a non-U.S. person, as that term is defined in Rule 902 of Regulation S.

          On December 28, 2005, we completed a $1,500,000 financing of units of our securities to 11 accredited investors in a transaction exempt from registration under the Securities Act in reliance on exemptions provided by
Section 4(2) of that act and Regulation D resulting in gross proceeds to us of $1,500,000. The offering consisted of 1,500,000 shares of our Series B 6% Convertible Preferred Stock, Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock and Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock. The Class A Warrants are exercisable at $0.20 per share, and the Class B Warrants are exercisable at $0.30 per share, and both warrants are for a term of five years. We paid certain of the purchases and their advisors an aggregate of $65,000 in cash and issued those entities Class A Warrants to purchase 866,665 shares of our common stock as due diligence fees.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No         Description of Document

2.1 Acquisition Agreement between the Company and HBOA.Com, Inc., dated November 17, 1999 (1)
2.2 Amendment to the Acquisition Agreement between the Company and HBOA.Com, Inc. dated December 28, 1999 (1)
2.3 Stock Exchange Agreement dated May 2, 2005 by and among Kirshner Entertainment & Technologies, Inc., Gary Verdier, Linkwell Tech Group, Inc. and the shareholders of Linkwell (2)
3.1      Articles of Incorporation (3)
3.2      Articles of Amendment to Articles of Incorporation (4)
3.3      Articles of Amendment to Articles of Incorporation (5)
3.4      Articles of Amendment to Articles of Incorporation (6)
3.5      Articles of Amendment to the Articles of Incorporation (11)
3.6      Bylaws (3)
3.7      Articles of Amendment to the Articles of Incorporation (12)
4.1      Form of common stock purchase warrant (7)
4.2      Form of Class A and Class B Common Stock Purchase Warrants (12)
5.1      Opinion of Schneider Weinberger & Beilly LLP *
10.1 Kirshner Entertainment & Technologies, Inc. - Year 2000 Equity Compensation Plan (8)
10.2     HBOA Holdings, Inc. - Non Qualified Stock Option Plan (9)
10.3     2005 Equity Compensation Plan (10)
10.4     Consulting Agreement with China Direct Investments, Inc. *
10.5     Subscription Agreement for $1,500,000 unit offering (11)
10.6 Form of agreement between Shanghai Likang Disinfectant High-Tech Company, Limited and its customers (12)
10.7 Form of agreement between Shanghai Likang Disinfectant High-Tech Company, Limited and its suppliers (12)
10.8 Sales Agreement with Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. Z*
10.9 Lease Agreement with Shanghai Shanhai Group for principal executive offices*
10.10    Lease Agreement with Shanghai Likang Pharmaceuticals Co., Ltd.*
10.11    Lease with Shanghai Jinshan Zhuhang Plastic Lamp Factory, Ltd
10.12 Manufacturing Agreement with Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.*
10.13    Stock Purchase Agreement for Aerisys Incorporated (13)
10.14 Asset Purchase Agreement dated February 6, 2006 with Shanghai Likang Pharmaceuticals Technology Company, Limited (14)
14.1     Code of Business Conduct and Ethics*
16.1     Letter from Berkovits, Lago & Company LLP to the SEC dated May 13,
          2005 (15)
21.1     Subsidiaries of the small business issuer *
23.1 Consent of Schneider Weinberger & Beilly LLP (contained in such firm's opinion filed as Exhibit 5.1) *
23.2     Consent of Sherb & Co., LLP*

*                 filed herewith

(1) Incorporated by reference to the Current Report Form 8-K dated December 28, 1999.
(2) Incorporated by reference to Current Report on For 8-K as filed on May 6, 2005

(3) Incorporated by reference to the definitive Proxy Statement filed as filed on October 24, 2000
(4) Incorporated by reference to the definitive Information Statement as filed on June 23, 2003
(5) Incorporated by reference to the definitive Information Statement as filed on March 3, 2005
(6) Incorporated by reference to the Current Report on Form 8-K as filed on May 13, 2005.
(7) Incorporated by reference to the Current Report on Form 8-K as filed on July 6, 2005
(8) Incorporated by reference to Post Effective Amendment No. 1 to the Registration Statement on Form S-8 as filed on December 21, 2000.
(9) Incorporated by reference to the Registration Statement on Form S-8 as filed on December 14, 2000.
(10) Incorporated by reference to the Current Report on Form 8-K as filed on August 4, 2005.
(11) Incorporated by reference to the Current Report on Form 8-K as filed on January 3, 2006.
(12) Incorporated by reference to the Current Report on Form 8-K/A as filed on July 19, 2005.
(13) Incorporated by reference to the Current Report on Form 8-K as filed on February 7, 2006
(14) Incorporated by reference to the Current Report on Form 8-K as filed on February 7, 2006
(15) Incorporated by reference to the Current Report on Form 8-K as filed on May 16, 2005.

ITEM 28.  UNDERTAKINGS

         The undersigned small business issuer will:

         (1)File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

         (2)For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3)File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4)For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                  ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                  iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Shanghai, China on February 7, 2006.

                              LINKWELL CORPROAITON

                                By:   /s/ Xue Lian Bian
                                --------------------------------------
                               Xue Lian Bian, CEO, President,
                               Principal executive officer principal financial and accounting officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

   Signature                           Title                           Date

/s/ Xue Lian Bian.             CEO, President, Chairman,        February 7, 2006
-------------------            principal executive officer
Xue Lian Bian                  and principal financial and
                               accounting officer


/s/ Wei Guan                   Vice President, Secretary        February 7, 2006
------------------             and director
Wei Guan

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS









                                    CONTENTS


       Report of Independent Registered Public Accounting Firm...............F-2

       Consolidated Financial Statements:

           Consolidated Balance Sheet........................................F-3

           Consolidated Statements of Operations.............................F-4

           Consolidated Statements of Stockholders' Equity...................F-5

           Consolidated Statements of Cash Flows.............................F-6

       Notes to Consolidated Financial Statements....................F-7 to F-17

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Linkwell Corporation (formerly Linkwell Tech Group, Inc.)
Shanghai, China


        We have audited the accompanying consolidated balance sheet of Linkwell Corporation and Subsidiary (formerly Linkwell Tech Group, Inc.) as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Linkwell Corporation and Subsidiary(formerly Linkwell Tech Group, Inc.) as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.



                                              /s/Sherb & Co., LLP
                                             Certified Public Accountants

Boca Raton, FL
July 5, 2005

                              LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                                        CONSOLIDATED BALANCE SHEET
                                            December 31, 2004



                                                  ASSETS
CURRENT ASSETS:
    Cash                                                                                                  $       467,859
    Accounts receivable, net of allowance for doubtful accounts of $37,050                                      1,099,154
    Accounts receivable - related party                                                                           261,304
    Inventories                                                                                                   941,311
    Prepaid expenses and other                                                                                     78,242
                                                                                                 -------------------------

        Total Current Assets                                                                                    2,847,870

PROPERTY AND EQUIPMENT - Net                                                                                      254,281
                                                                                                 -------------------------

        Total Assets                                                                                      $     3,102,151
                                                                                                 =========================


                                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of loans payable                                                                      $       301,933
    Accounts payable and accrued expenses                                                                       1,191,554
    Due to related party                                                                                          258,242
    Advances from customers                                                                                       246,837
                                                                                                 -------------------------

        Total Current Liabilities                                                                               1,998,566

LOANS PAYABLE, less current portion                                                                               422,705
                                                                                                 -------------------------

        Total Liabilities                                                                                       2,421,271
                                                                                                 -------------------------

MINORITY INTEREST                                                                                                 152,564
                                                                                                 -------------------------

STOCKHOLDERS' EQUITY:
    Common stock ($.0005 Par Value; 150,000,000 Shares Authorized;
        36,273,470 shares issued and outstanding)                                                                  18,138
    Additional paid-in capital                                                                                    585,727
    Retained earnings                                                                                             (75,549)
                                                                                                 -------------------------

        Total Stockholders' Equity                                                                                528,316
                                                                                                 -------------------------

        Total Liabilities and Stockholders' Equity                                                        $     3,102,151
                                                                                                =========================


                 See notes to consolidated financial statements

                  LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       For the Years Ended December 31,
                                                                                  --------------------------------------------
                                                                                         2004                    2003
                                                                                  --------------------    --------------------



NET REVENUES                                                                              $ 4,422,522             $ 3,680,679

COST OF SALES                                                                               3,049,764               2,956,806
                                                                                  --------------------    --------------------

GROSS PROFIT                                                                                1,372,758                 723,873
                                                                                  --------------------    --------------------

OPERATING EXPENSES:
     Selling expenses                                                                         258,148                 204,281
     General and administrative                                                               426,532                 227,226
                                                                                  --------------------    --------------------

        Total Operating Expenses                                                              684,680                 431,507
                                                                                  --------------------    --------------------

INCOME FROM OPERATIONS                                                                        688,078                 292,366

OTHER INCOME (EXPENSE):
     Other income                                                                               8,101                       -
     Interest income                                                                            1,476                   1,854
     Interest expense                                                                         (29,359)                (25,474)
                                                                                  --------------------    --------------------

        Total Other Expense                                                                   (19,782)                (23,620)
                                                                                  --------------------    --------------------

INCOME BEFORE INCOME TAXES                                                                    668,296                 268,746

INCOME TAXES                                                                                 (109,732)                (29,803)
                                                                                  --------------------    --------------------


INCOME BEFORE MINORITY INTEREST                                                               558,564                 238,943

MINORITY INTEREST                                                                             (55,856)                (23,894)
                                                                                  --------------------    --------------------

NET INCOME                                                                                  $ 502,708               $ 215,049
                                                                                  ====================    ====================

NET INCOME PER COMMON SHARE:
   Basic and diluted                                                                           $ 0.02                  $ 0.01
                                                                                  ====================    ====================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   Basic and diluted                                                                       36,273,470              36,273,470
                                                                                  ====================    ====================


               See notes to consolidated financial statements

               LINKWELL TECH GROUP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            For the Years Ended December 31, 2004 and 2003



                                        Common Stock, $.0005 Par Value
                                      ----------------------------------
                                                                             Additional                              Total
                                         Number of                            Paid-in          Retained          Stockholders'
                                          Shares            Amount             Capital          Earnings           Equity
                                    ----------------------------------  ----------------- ----------------- -----------------
Balance, December 31, 2002                 36,273,470         $ 18,138          $ 585,727          $ 51,461         $ 655,326

Distributions                                       -                -                  -          (285,134)         (285,134)

Net income for the year                             -                -                  -           215,049           215,049
                                    ----------------------------------  ----------------- ----------------- -----------------

Balance, December 31, 2003                 36,273,470           18,138            585,727           (18,624)          585,241

Distributions                                       -                -                  -          (559,633)         (559,633)

Net income for the year                             -                -                  -           502,708           502,708
                                    ----------------------------------  ----------------- ----------------- -----------------

Balance, December 31, 2004                 36,273,470         $ 18,138          $ 585,727         $ (75,549)        $ 528,316
                                    ==================================  ================= ================= =================



                 See notes to consolidated financial statements
                                       F-5

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          Years Ended December 31,
                                                                                   ----------------------------------------
                                                                                         2004                  2003
                                                                                   ------------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                                          $    502,708          $    215,049
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                          34,483                29,546
       Loss on disposal of property and equipment                                                729                     -
       Allowance for doubtful accounts                                                         1,067                 4,702
       Minority interest                                                                      55,856                23,894
    Changes in assets and liabilities:
       Accounts receivable                                                                  (382,747)             (102,879)
       Accounts receivable related party                                                    (261,304)
       Inventories                                                                          (494,340)              166,330
       Prepaid and other current assets                                                       22,514               (51,109)
       Accounts payable and accrued expenses                                                 751,893               (76,786)
       Due to related party                                                                  155,106                55,240
       Advances to customers                                                                 106,528                64,170
                                                                                   ------------------    ------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                                    492,493               328,157
                                                                                   ------------------    ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                    (103,724)              (47,102)
                                                                                   ------------------    ------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                                 (103,724)              (47,102)
                                                                                   ------------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Shareholder distributions                                                               (559,633)             (285,134)
    Proceeds from loans payable                                                              241,546               217,392
                                                                                   ------------------    ------------------

NET CASH FLOWS USED IN  FINANCING ACTIVITIES                                                (318,087)              (67,742)
                                                                                   ------------------    ------------------

NET INCREASE IN CASH                                                                          70,682               213,313

CASH  - beginning of year                                                                    397,177               183,864
                                                                                   ------------------    ------------------

CASH - end of year                                                                         $ 467,859             $ 397,177
                                                                                   ==================    ==================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
    Cash paid for:
          Interest                                                                          $ 29,359              $ 25,474
                                                                                   ==================    ==================

          Income taxes                                                                      $ 91,146              $ 29,540
                                                                                   ==================    ==================




                See notes to consolidated financial statements.

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Linkwell Corporation (formerly Linkwell Tech Group, Inc.) (the "Company" or "Linkwell")) was founded on June 22, 2004, as a Florida corporation. On June 30, 2004, Linkwell acquired 90% of Shanghai Likang Disinfectant Co., Ltd. ("Likang") through a stock exchange. The Stock Purchase Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Likang, pursuant to which Linkwell is treated as the continuing entity. Likang is a science and technology enterprise founded in 1993. Likang is involved in the development, production, marketing and sale, and distribution of disinfectant health care products. Likang's products are utilized by the hospital and medical industry in China. Likang has developed a line of disinfectant product offerings. Likang regards the hospital disinfecting products as the primary segment of its business. Relying on the research and development strength, unique technology and the competitive advantages of the numerous professional staff rooms of Second Military Medical University, it has developed and manufactured several dozen kinds of products in the field of skin mucous disinfection, hand disinfection, surrounding articles disinfection, medical instruments disinfection and air disinfection.

Basis of presentation

The consolidated statements include the accounts of Linkwell Tech Group, Inc. and its 90% owned subsidiary. All significant inter-company balances and transactions have been eliminated.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary is the local currency. The financial statements of the subsidiary are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2004 was not material

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive income

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk. For the year ended December 31, 2004, one customer accounted for 40% of net revenues.

Research and development

Research and development costs are expensed as incurred.

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended December 31, 2004 and 2003 totaled approximately $54 and $13,340, respectively.

Minority Interest

Under generally accepted accounting principles when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the majority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has included losses applicable to the minority interest against its interest since the minority owners have no obligation to make good on the losses. If future earnings do materialize, the Company shall be credited to the extent of such losses previously absorbed.

Shipping and costs

Shipping costs are included in selling and marketing expenses and totaled $76,908 and $79,617 for the years ended December 31, 2004 and 2003, respectively.

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. The Company does not have any variable interest entities created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. The Company has not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact on its consolidated balance sheet and results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

Reclassifications

Certain amounts in the 2004 and 2003 consolidated financial statements have been reclassified to conform to subsequent consolidated financial statement presentation. These reclassifications had no impact on previously reported net results of operations or cash flows and related to the recapitalization of the Company due to reverse merger accounting.

NOTE 2 - INVENTORIES

At December 31, 2004, inventories consisted of the following:


         Raw materials                           $    172,102
                                                      769,209
         Finished goods                         --------------
                                                 $    941,311
                                               ==============

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2004, property and equipment consisted of the following:

                                        Estimated Life
         Office Equipment                 5-7 Years               $    58,357
         Auto and Truck                    10 Years                   131,081
         Manufacturing Equipment          7 Years                      66,769
         Building and Land               20 Years                     105,889
         Leasehold Improvements           5 Years                       3,280
                                                                     --------
                                                                      365,376
         Less: Accumulated Depreciation                              (111,095)
                                                            --------------------
                                                                 $    254,281

For the years ended December 31, 2004 and 2003, depreciation expense amounted to $34.483 and $29.546, respectively.

NOTE 4 - LOANS PAYABLE

Loans payable consisted of the following at December 31, 2004:

Note to De Chang Credit Union due on March 12, 2006 with
interest at 6.37% per annum. Secured by equipment                $       96,618

Note to De Chang Credit Union due on April 24, 2006 with
interest 6.37% per annum. Secured by equipment                          108,696

Note to De Chang Credit Union due on May 18, 2006 with
interest at 6.37% per annum. Secured by equipment                       217,391

Note to De Chang Credit Union due on September 16, 2005
with interest at 6.37% per annum. Secured by equipment                   60,386

Note to De Chang Credit Union due on December 16, 2005
with interest at 6.96% per annum. Secured by equipment                  241,547
                                                             ------------------

     Total                                                             724,638

Less: current portion of loans payable                                (301,933)
                                                            -------------------

Loans payable, long-term                                         $    422,705
                                                           ====================

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 4 - LOANS PAYABLE (continued)

At December 31, 2004, annual future maturities of loans payable were as follows:

                2005                                            $    301,933
                2006                                                 422,705
                                                              ----------------

                                                                $   724,638

NOTE 5 - RELATED PARTY TRANSACTIONS

The consolidated financial statements include balances and transactions with related parties.

At December 31, 2004, the Company had an accounts receivable from a related party entity of $261,304 related to the sale of merchandise.

At December 31, 2004, the Company had an accounts payable to a related party entity amounting to $258,242 related to the manufacture of certain products. The accounts payable bears no interest and ia payable on demand.

NOTE 6 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company's subsidiaries in China are governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law").

Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for years ended December 31, 2004:

                                               2004                   2003
                                          -------------------   ----------------

        Computed "expected" tax expense      34.0 %                     34.0 %
        State income taxes                    5.0 %                      5.0 %
        Other permanent differences         (39.0)%                    (39.0)%
        Foreign income taxes                  16.0%                      11.0%
                                          -------------------   ----------------

        Effective tax rate                    16.0%                      11.0%
                                          ===================   ===============

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 7 - COMMITMENTS

Operating Leases

The Company leases office and manufacturing space under leases in Shanghai, China that expire through March 2007. Future minimum rental payments required under these operating leases are as follows:

                   Period Ended December 31, 2005                   $  44,671
                   Period Ended December 31, 2006                   $  36,253
                   Period Ended December 31, 2007                   $   9,063

For the years ended December 31, 2004 and 2003, rent expense amounted to $46,535 and $9,300, respectively.

NOTE 8 - LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the company or has a material interest adverse to the Company in any proceeding.

NOTE 9 - OPERATING RISK

(a) Country risk

Currently, the Company's revenues are mainly derived from sale of herbs, beet sugar and veterinary products in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger international companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If international companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 9 - OPERATING RISK (continued)

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Remnibi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries risk

Currently, a majority of the Company's revenues are derived via the operations of the subsidiaries. Economic, governmental, political, industry and internal company factors outside of the Company's control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock could decline. Some of the material risks relating to the partner companies include the fact that three of the subsidiaries are located in China and have specific risks associated with that and the intensifying competition for the Company's products and services and those of the subsidiaries

NOTE 10 - SUBSEQUENT EVENTS

On May 2, 2005 the Company entered into and consummated a share exchange with Kirshner Entertainment & Technologies, Inc. ("Kirshner"). Pursuant to the share exchange, 100% of the Company's common stock was acquired in exchange for 36,273,470 shares of Kirshner's common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of Kirshner's common stock. As a result of the transaction, the Company became a wholly-owned subsidiary of Kirshner.

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 10 - SUBSEQUENT EVENTS (continued)

On May 11, 2005, the Company's Board of Directors approved the creation of Series of 500,000 shares of Series A Convertible Preferred Stock having the following rights, preferences and limitations: (a) each share has a stated value of $.80 per share and no par value; (b) each share ranks equally with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series A Convertible Preferred Stock,; (c) each share entitles the holder to receive a six percent (6%) per annum cumulative dividend when, as and if, declared by the Board of Directors of the Company; (d) these shares are convertible into shares of the company's Common Stock at a per share value of $.08 per share,; (e) the shares have no voting rights, and (f) the shares are not subject to redemption.

On June 30, 2005, the Company completed an approximate $234,240 (net of costs of $65,760) financing consisting of 375,345 shares of its 6% Series A Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. The net proceeds from the transaction will be used for general working capital purposes.

To the extent that the investors continue to own the 6% Series A Preferred Stock or warrants, the Company has agreed to issue the investors additional shares and/or warrants to protect against the Company's future issuance of common stock or securities convertible into common stock at less than the $.08 per share conversion price of the preferred stock and/or $.10 per share exercise price of the warrants, respectively. In addition, the Company also granted the holders piggy-back registration rights covering the shares of its common stock underlying the preferred stock and warrants.

On the date of issuance of the Series A Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. The Company recorded a $300,276 preferred stock dividend related to the beneficial conversion feature and the fair value of the warrants granted in connection with the preferred stock.

In January 2006 the Company sold 100% of the stock of its subsidiary, Aerisys Incorporated to Mr. Gary Verdier, the Company's former CEO, in exchange for assumption of all liabilities and obligation of Aerisys Incorporated.

On December 28, 2005, the Company completed a $1,500,000 financing of units of its securities in a transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) of that act and Regulation D resulting in gross proceeds to the Company of $1,500,000. The offering consisted of 1,500,000 shares of our Series B 6% Cumulative Convertible Preferred Stock, Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock and Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock. The Class A Warrants are exercisable at $0.20 per share, and the Class B Warrants are exercisable at $0.30 per share, and both warrants are for a term of five years.

                       LINKWELL CORPORATION AND SUBSIDIARY
                      (FORMERLY LINKWELL TECH GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 10 - SUBSEQUENT EVENTS (continued)

The purchasers of the units were certain accredited institutional and individual investors. Conversion of the preferred shares and exercise of the warrants are also subject to a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the securities are outstanding. The Company paid a due diligence fee of $65,000 in cash and Class B Warrants to purchase 866,665 shares of our common stock to certain of the investors. The net proceeds from the transaction will be used for working capital purposes.

The Company agreed to file a registration statement covering the shares of common stock underlying the securities issued. In the event the registration statement is not filed by February 13, 2006 or does not become effective by June 28, 2006, the Company is required to pay liquidated damages in the amount of $30,000 per month until the deficiency is cured. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering the resale of the common shares issuable upon conversion or exercise of the securities.

The securities are subject to anti-dilution protections afforded to the investors. In addition, to the extent that the investors continue to own shares of our common stock received upon conversion or exercise of the securities, the Company has agreed to issue the investors additional shares to protect against our future issuances of common stock or derivative securities at less than the price of the common shares underlying the securities.

In January 2006 the Company entered into an asset purchase agreement with Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliated entity, and Xuelian Bian, the Company's officer and shareholder, under which the Company purchased a previously leased building for $333,675. The funds representing the consideration had previously been advanced to Shanghai Likang Pharmaceuticals Technology Company, Limited.

                         LINKWELL CORPORATION AND SUBSIDIARIES
                (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
                              CONSOLIDATED BALANCE SHEET
                                  September 30, 2005
                                      (Unaudited)



                                        ASSETS
CURRENT ASSETS:
    Cash                                                                                      $     257,590
    Accounts receivable, net of allowance for doubtful accounts of $155,670                       1,496,832
    Inventories                                                                                     761,183
    Prepaid expenses and other                                                                       85,270
    Due from related party                                                                        1,011,920
                                                                                        --------------------

        Total Current Assets                                                                      3,612,795

PROPERTY AND EQUIPMENT - Net                                                                        338,506
                                                                                        --------------------

        Total Assets                                                                          $   3,951,301
                                                                                        ====================


                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Loans Payable                                                                             $     628,853
    Accounts payable and accrued expenses                                                         1,036,203
    Deferred revenues                                                                                16,334
    Due to related party                                                                             19,667
    Income Tax Payable                                                                              105,362
    Advances from customers                                                                         644,203
                                                                                        --------------------

        Total Current Liabilities                                                                 2,450,622

OTHER PAYABLE                                                                                       225,850
                                                                                        --------------------

        Total Liabilities                                                                         2,676,472
                                                                                        --------------------

MINORITY INTEREST                                                                                   194,013
                                                                                        --------------------

STOCKHOLDERS' EQUITY:
    Preferred stock (No Par Value; 10,000,000 Shares Authorized;
        No shares issued and outstanding)                                                                 -
    Series A convertible preferred stock (No Par Value; 500,000 Shares Authorized;
        375,345 shares issued and outstanding)                                                      234,240
    Common Stock ($0.0005 Par Value; 150,000,000 Shares Authorized;
        45,304,139 shares issued and outstanding)                                                    22,652
    Additional paid-in capital                                                                    1,072,062
    Retained earnings                                                                              (117,977)
    Deferred compensation                                                                          (146,667)
    Other comprehensive gain - foreign currency                                                      16,506
                                                                                        --------------------

        Total Stockholders' Equity                                                                1,080,816
                                                                                        --------------------

        Total Liabilities and Stockholders' Equity                                            $   3,951,301
                                                                                        ====================

            See notes to unaudited consolidated financial statements
                                       F-18

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                                                 For the Three Months               For the Nine Months
                                                                  Ended September 30,               Ended September 30,
                                                            --------------------------------  --------------------------------
                                                                 2005             2004             2005             2004
                                                            ---------------  ---------------  ---------------  ---------------

NET REVENUES                                                   $ 1,690,922      $ 1,202,497      $ 3,826,067      $ 3,300,022

COST OF SALES                                                    1,057,987          919,235        2,553,646        2,266,392
                                                            ---------------  ---------------  ---------------  ---------------

GROSS PROFIT                                                       632,935          283,262        1,272,421        1,033,630
                                                            ---------------  ---------------  ---------------  ---------------

OPERATING EXPENSES:
     Selling expenses                                               82,625           66,596          191,144          165,442
     General and administrative                                    249,739          232,792          670,004          401,141
                                                            ---------------  ---------------  ---------------  ---------------

        Total Operating Expenses                                   332,364          299,388          861,148          566,583
                                                            ---------------  ---------------  ---------------  ---------------

INCOME (LOSS) FROM OPERATIONS                                      300,571          (16,126)         411,273          467,047
                                                            ---------------  ---------------  ---------------  ---------------

OTHER INCOME (EXPENSE):
     Other income (expense)                                              -            7,608           (1,805)           7,608
     Interest income                                                   350              380              789            1,029
     Interest expense                                              (10,592)          (7,988)         (32,046)         (21,827)
                                                            ---------------  ---------------  ---------------  ---------------

        Total Other Expense                                        (10,242)               -          (33,062)         (20,798)
                                                            ---------------  ---------------  ---------------  ---------------

INCOME (LOSS) BEFORE INCOME TAXES                                  290,329          (16,126)         378,211          453,857

INCOME TAXES                                                       (52,316)          (3,173)         (82,716)         (80,729)
                                                            ---------------  ---------------  ---------------  ---------------

INCOME (LOSS) BEFORE MINORITY INTEREST                             238,013          (19,299)         295,495          373,128

MINORITY INTEREST                                                  (19,518)           9,685          (37,647)         (37,313)
                                                            ---------------  ---------------  ---------------  ---------------

NET INCOME (LOSS)                                                  218,495           (9,614)         257,848          335,815

BENEFICIAL CONVERSION FEATURE - PREFERRED STOCK                   (300,276)               -         (300,276)               -
                                                            ---------------  ---------------  ---------------  ---------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS          $   (81,781)     $    (9,614)     $   (42,428)     $ 335,815
                                                            ===============  ===============  ===============  ===============

NET INCOME (LOSS) PER COMMON SHARE:
   Basic                                                       $      0.00      $      0.00      $      0.00      $     0.01
                                                            ===============  ===============  ===============  ===============
   Diluted                                                     $      0.00      $      0.00      $      0.00      $     0.01
                                                            ===============  ===============  ===============  ===============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   Basic                                                        43,934,574       36,273,470       40,374,683       36,273,470
                                                            ===============  ===============  ===============  ===============
   Diluted                                                      43,934,574       36,273,470       40,374,683       36,273,470
                                                            ===============  ===============  ===============  ===============


            See notes to unaudited consolidated financial statements
                                       F-19

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                     For the Nine Months
                                                                                     Ended September 30,
                                                                             -------------------------------------
                                                                                   2005                2004
                                                                             -----------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                                   $    257,848        $    335,815
    Adjustments to reconcile net income to net cash used in
      operating activities:
      Depreciation and amortization                                                    20,083              26,187
      Minority interest                                                                41,449              37,313
      Allowance for doubtful accounts                                                 118,620                   -
      Stock-based compensation                                                         13,333                   -

    Changes in assets and liabilities:
      Accounts receivable                                                            (510,867)           (739,759)
      Inventories                                                                     180,128            (172,705)
      Prepaid and other current assets                                                 (7,028)             70,603
      Accounts payable and accrued expenses                                          (117,801)            812,164
      Due to related party                                                           (238,575)           (103,136)
      Deferred revenues                                                                 1,466                   -
      Tax Payable                                                                     105,362              29,977
      Advances from customers                                                         397,366            (140,309)
      Other payables                                                                 (196,855)                  -
                                                                             -----------------   -----------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                              64,529             156,150
                                                                             -----------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Cash received in acquisition                                                      2,460                   -
      Purchase of property, plant and equipment                                      (104,308)            (96,086)
                                                                             -----------------   -----------------

NET CASH USED IN INVESTING ACTIVITIES                                                (101,848)            (96,086)
                                                                             -----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Payments on loans payable                                                       326,920                   -
      Proceeds from sale of preferred stock                                           234,240                   -
      Increase in amount due from related party                                      (750,616)           (283,206)
                                                                             -----------------   -----------------

NET CASH USED IN FINANCING ACTIVITIES                                                (189,456)           (283,206)
                                                                             -----------------   -----------------

EFFECT OF EXCHANGE RATE ON CASH                                                        16,506                   -
                                                                             -----------------   -----------------

NET DECREASE IN CASH                                                                 (210,269)           (223,142)

CASH  - beginning of year                                                             467,859             397,177
                                                                             -----------------   -----------------

CASH - end of period                                                             $    257,590        $    174,035
                                                                             =================   =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
    Cash paid for:
         Interest                                                                $     32,046         $    21,827
                                                                             =================   =================
         Income taxes                                                            $     82,716         $    80,729
                                                                             =================   =================


            See notes to unaudited consolidated financial statements.
                                       F-20

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments have been included and all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2004 and notes thereto contained in the Report on Form 10-KSB of Kirshner Entertainment & Technologies, Inc. and with the financial statements for the year ended December 31, 2004 and notes thereto contained in the Report on Form 8-K of Linkwell Tech Group, Inc. and Subsidiary as filed with the Securities and Exchange Commission (the "Commission"). The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financials statements of the Company include the accounts of its wholly-owned subsidiary, Linkwell Tech Group, Inc., and its 90% owned subsidiary. All significant inter-company balances and transactions have been eliminated.

Organization

Kirshner Entertainment & Technologies, Inc. (the Company) was incorporated in the state of Colorado on December 11, 1996. On May 31, 2000, the Company acquired 100% of HBOA.Com, Inc. The Company focused on development of an Internet portal through which home based business owners, as well as commercial private label businesses, obtain the products, services, and information necessary to start, expand and profitably run their businesses. On December 28, 2000, the Company formed a new subsidiary, Aerisys Incorporated ("Aerisys"), a Florida corporation, to handle commercial private business. In March 2003, the Company formed its entertainment division and changed its name to reflect this new division. Effective as of March 31, 2003, we decided to discontinue our entertainment division and our technology division, except for the Aerisys operations that continue on a limited basis.

On May 2, 2005, the Company entered into and consummated a share exchange with all of the shareholders of Linkwell Tech Group, Inc. ("Linkwell"). Pursuant to the share exchange, the Company acquired 100% of the issued and outstanding shares of Linkwell's common stock, in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell became our wholly owned subsidiary. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Kirshner with the former shareholders of the Company retaining 3,775,669 or approximately 12.5% of the outstanding stock. The consolidated financials statements reflect the change in the capital structure of the Company due to the recapitalization and the consolidated financial statements reflect the operations of the Company and its subsidiaries for the periods presented.

Linkwell was founded on June 22, 2004, as a Florida corporation. On June 30, 2004, Linkwell acquired 90% of Shanghai Likang Disinfectant Co., Ltd. ("Likang") through a stock exchange. Likang is a science and technology enterprise founded in 1993. Likang is involved in the development, production, marketing and sale, and distribution of disinfectant health care products.

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Organization (continued)

Likang's products are utilized by the hospital and medical industry in China. Likang has developed a line of disinfectant product offerings. Likang regards the hospital disinfecting products as the primary segment of its business. Relying on the research and development strength, unique technology and the competitive advantages of the numerous professional staff rooms of Second Military Medical University, Likang has developed and manufactured multiple products series in the field of skin mucous disinfection, hand disinfection, surrounding articles disinfection, medical instruments disinfection and air disinfection.

The Aerisys Intelligent Community(TM ) is a web-based software program and private, browser-based intranet that allows schools to collaborate with parents and faculty each day on classroom homework, assignments, critical dates, team priorities and school news in a private forum. The network is branded to a private logo and color scheme for each school and Aerisys hosts the community for the schools. Parents can receive private or group messages from teachers and administrators, and schools are able to reduce paper costs.

On June 30, 2005, the Company's Board of Directors approved an amendment of its Articles of Incorporation to change the name of the Company to Linkwell Corporation. The effective date of the name change was after close of business on August 16, 2005.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2005 and 2004 include the allowance for doubtful accounts.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenues of Aerisys Inc. are recognized at the time the services are rendered to customers. Services are rendered when the Company's representatives receive the customers' requests and complete the customers' orders. For contacts over a period of time, Aerisys recognizes the revenue on a straight-line basis over the period that the services are provided.

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Loss per common share

Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Not included in basic shares are 3,753,450 common shares issuable upon conversion of preferred stock and 3,753,450 stock warrants because they are anti-dilutive in 2005. In the 2004 period, the Company did not have any common stock equivalents.

Stock-based compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting
 Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary is the local currency. The financial statements of the subsidiary are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash at September 30, 2005 was not material.

On July 21, 2005, China allowed the Chinese RMB to fluctuate, ending its decade-old valuation peg to the U.S. dollar. The new RMB rate reflects an approximately 2% increase in value against the U.S. dollar. Historically, the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Recent accounting pronouncements (continued)

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective for the first fiscal year beginning after December 15, 2005. The Company is in process of evaluating the impact of this pronouncement on its financial position.

In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance has released Staff Accounting Bulletin (SAB) No.107 to provide guidance regarding the application of FASB Statement No.123 (revised 2004), Share-Based Payment. Statement No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 also reminds public companies of the importance of including disclosures within filings made with the SEC relating to the accounting for share-based payment transactions, particularly during the transition to Statement No. 123R.

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005


NOTE 2 - INVENTORIES

At September 30, 2005, inventories consisted of the following:

         Raw materials                                  $    210,816
         Finished goods                                      672,941
                                                       --------------

                                                             883,757

         Les: reserve for obsolescence                      (122,574)
                                                       --------------

                                                         $   761,183
                                                        ==============

NOTE 3 -  RELATED PARTY TRANSACTIONS

The Company's 90% owned subsidiary, Likang, is engaged in business activities with two affiliated entities. Shanghai Likang Machinery and Medicine Company, Limited, which is owned by Messrs. Xuelian Bian and Wei Guan, our officers and directors, sells our products to third parties. Additionally, Shanghai Likang Machinery and Medicine Company, Limited advanced the Company funds for working capital purposes. At September 30, 2005, the amount owed to the Company by Shanghai Likang Machinery and Medicine Company Limited was $1,011,920.

Shanghai Likang Meirui Pharmaceuticals High-Tech Company, a company of which Shanghai Shanhai Group, Likang's minority shareholder, owns 68%, provides certain contract manufacturing of two products for Likang. At September 30, 2005, Likang owed Shanghai Likang Meirui Pharmaceuticals High-Tech Company $4,667.

At September 30, 2005, the Company owed $15,000 to a shareholder of the Company for working capital advanced to the Company's subsidiary, Aerisys, The advanced are non-interest bearing and are payable on demand.

NOTE 4 -  STOCKHOLDERS' EQUITY

Preferred Stock

On May 11, 2005, the Company's Board of Directors approved the creation of 500,000 shares of Series A Convertible Preferred Stock having the following rights, preferences and limitations: (a) each share has a stated value of $.80 per share and no par value; (b) each share ranks equally with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series A Convertible Preferred Stock,; (c) each share entitles the holder to receive a six percent (6%) per annum cumulative dividend when, as and if, declared by the Board of Directors of the Company; (d) these shares are convertible into shares of the company's Common Stock at a per share value of $.08 per share,; (e) the shares have no voting rights, and (f) the shares are not subject to redemption.

On June 30, 2005, the Company completed an approximate $234,240 (net of costs of $65,760) financing consisting of 375,345 shares of its 6% Series A Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. The net proceeds from the transaction will be used for general working capital purposes.

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005



NOTE 3 -  STOCKHOLDERS' EQUITY (continued)

Preferred Stock (continued)

To the extent that the investors continue to own the 6% Series A Preferred Stock or warrants, the Company has agreed to issue the investors additional shares and/or warrants to protect against the Company's future issuance of common stock or securities convertible into common stock at less than the $.08 per share conversion price of the preferred stock and/or $.10 per share exercise price of the warrants, respectively. In addition, the Company also granted the holders piggy-back registration rights covering the shares of its common stock underlying the preferred stock and warrants.

On the date of issuance of the Series A Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. The Company recorded a $300,276 preferred stock dividend related to the beneficial conversion feature and the fair value of the warrants granted in connection with the preferred stock.

Common Stock

On March 24, 2005, the Company effected a 1 for 10 reverse split of its issued and outstanding shares of common stock resulting in a decrease in the number of shares outstanding as a result of such split from 36,256,669 to 3,625,669. In addition the Company amended its Articles of Incorporation to provide that any division or combination of the Company's capital stock shall not result in a change, reduction or increase in the authorized capital stock of the Company. The Articles were amended on March 23, 2005. All share and per-shares information has been restated to reflect this reverse stock split.

In April 2005, the Company issued 150,000 shares of common stock to a former employee for services rendered.

In connection with the share exchange agreement, in order to satisfy all outstanding obligations and indebtedness owed by the Company to Mr. Verdier and certain third parties, certain parties related to Linkwell provided the Company with cash of $175,000 which the Company provided to Verdier to be used by Verdier to pay the Company's third party creditors (including Mr. Verdier), and the Company issued to Mr. Verdier 1,400,000 shares of our common stock.

On May 2, 2005, the Company issued 36,273,470 shares of its common stock to two individuals under the terms of a Share Exchange Agreement dated May 2, 2005. This transaction, which resulted in Linkwell becoming a wholly owned subsidiary of the Company, was exempt from registration under the Securities Act of 1933, as amended in reliance on an exemption provided by Section 4(2) of that Act. The participants were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. Additionally, in connection with the share exchange agreement, the Company issued 1,855,000 shares of common stock to a China Direct Investments, Inc. for services related to the share exchange agreement.

On August 24, 2005 and effective September 1, 2005, the Company entered into a one-year agreement with China Direct Investments, Inc. to provide business development and management services. In connection with this agreement, the Company issued 2,000,000 shares of the Company's common stock. The Company valued these services using the air value of common shares on grant date at $.08 per share and recorded deferred consulting expense of $160,000 to be amortized over the service period. For the nine months ended September 30, 2005, amortization of deferred consulting expense amounted to $13,333.

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005


NOTE 3 -  STOCKHOLDERS' EQUITY (continued)

Common Stock Warrants

In connection with the preferred stock funding, the Company granted warrants to purchase 731,034 shares of its common stock at $0.3045. The Warrants shall be exercisable for five years after the issue dates of the Warrants.


Stock warrant activity for the nine months ended September 30, 2005 is summarized as follows:

                                             Number of         Weighted average
                                               shares           exercise price
                                           ------------         ----------------
   Outstanding at December 31, 2004                 -               $       -
        Granted                             3,753,450                     .10
        Exercised                                   -                       -
                                            -----------          ---------------

   Outstanding at September 30, 2005        3,753,450               $    0.10
                                            ============          ==============

The following table summarizes the Company's stock warrants outstanding at September 30, 2005:

                               Options outstanding and exercisable
                       --------------------------------------------------
                                            Weighted      Weighted
                                            average       average
          Range of                         remaining      exercise
       exercise price           Number         life         price
      ----------------        -----------    ---------     --------
         $      0.10             3,753,450        4.75        0.10

Stock Option Plan

Effective June 28, 2005, the Company's Board of Directors authorized, approved and adopted its 2005 Equity Compensation Plan. The purpose of the plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give these persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. The Company has currently reserved 5,000,000 of its authorized but unissued shares of common stock for issuance under the plan, and a maximum of 5,000,000 shares may be issued, unless the plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by its Board of Directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by the Company, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by the Company for other purposes.

The plan is administered by the Company's Board of Directors or an underlying committee. The Board of Directors or the committee determines from time to time those officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or committee.

                      LINKWELL CORPORATION AND SUBSIDIARIES
             (FORMERLY KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005

NOTE 3 -  STOCKHOLDERS' EQUITY (continued)

Stock Option Plan (continued)

Plan options may either be options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. The Company's officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan; only the Company's employees are eligible to receive incentive options. In addition, the plan allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock grants may also be issued.

Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value on the date the option is granted. The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

Unless the plan has been previously suspended or terminated by the Board of Directors, the plan, as it relates to grants of incentive stock options, terminates on June 28, 2015.